Exhibit 10.(e)

SECOND AMENDED AND RESTATED

INVESTMENT AND PARTICIPATION AGREEMENT

Dated as of December 19, 2013

Among

PROTECTIVE LIFE INSURANCE COMPANY,

as the Company,

WACHOVIA DEVELOPMENT CORPORATION

as the Lessor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent,

and

THE LEASE PARTICIPANTS SIGNATORIES HERETO

i

(continued)

(continued)

(continued)

EXHIBITS

Exhibit A	—	Legal Description of Site
Exhibit B	—	Ownership Certificate
Exhibit C	—	Form of Assignment and Acceptance
Exhibit D	—	Form of legal opinion of counsel to the Company and the Guarantor
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Second Amended and Restated Guaranty
Exhibit G	—	Form of Lessor Confirmation Letter

SCHEDULES

Schedule 1.01	—	Defined Terms
Schedule 1.01(b)	—	Pricing Schedule
Schedule 1.01(c)	—	Limited Recourse Events of Default
Schedule 2.01(a)	—	Lease Participant Investments
Schedule 7.01(e)	—	Litigation
Schedule 7.01(h)	—	Subsidiaries
Schedule 7.01(m)	—	Environmental Matters

v

SECOND AMENDED AND RESTATED INVESTMENT AND PARTICIPATION AGREEMENT

SECOND AMENDED AND RESTATED INVESTMENT AND PARTICIPATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement” or the “Investment Agreement”) dated as of December 19, 2013, by and among PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation (the “Company”), WACHOVIA DEVELOPMENT CORPORATION, as Lessor (the “Lessor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lessor and the Lease Participants (in such capacity, the “Administrative Agent”), and each of the Lease Participants that is a party hereto or becomes a party hereto as provided in Section 11.06 (individually, together with its successors and assigns, a “Lease Participant,” and collectively, together with their successors and assigns, the “Lease Participants”).

RECITALS

WHEREAS, pursuant to the Original Ground Lease, Wachovia Capital Investments, Inc. (“WCI”) acquired a ground lease of certain real property located in Jefferson County, Alabama, described in greater detail on Exhibit A (the “Site”), and has constructed and installed on the Site an annex office building and a related parking deck and related enhancements and improvements, including furniture, fixtures and equipment; and

WHEREAS, the Company, acting as WCI’s agent pursuant to the terms of the Original Agency Agreement, completed the construction and installation of all such enhancements and improvements on the Site and currently provides certain operations, maintenance, and management support in respect of the Facility; and

WHEREAS, pursuant to the Original Lease Agreement, WCI leased the Facility to the Company; and

WHEREAS, to finance the acquisition of the Lessor’s ground lease of the Site and the construction and installation of the building, related parking deck and such related enhancements and improvements on the Site for the use and benefit of the Company in accordance with the Original Lease Agreement, WCI, at the Company’s request, made Lessor Investments in the Facility in an aggregate principal amount of $75,000,000, and the Lease Participants purchased Ownership Interests from WCI; and

WHEREAS, to induce WCI and the Lease Participants to enter into the Original Investment and Participation Agreement and other Original Lease Documents, the Guarantor executed and delivered the Original Guaranty Agreement in favor of WCI (for the ratable benefit of the Lease Participants);

WHEREAS, the Company, the Lessor and the Administrative Agent amended and restated the Original Investment and Participation Agreement and the Original Lease Documents on January 11, 2007, and, in connection therewith, WCI assigned 100% of its interest in the Original Lease Documents to Lessor pursuant to the terms of that certain Assignment and Assumption Agreement dated January 11, 2007;

WHEREAS, the Company has requested to refinance and extend the maturity of the Lease Agreement by, among other things, entering into this Agreement and by further amending and restating the Ground Lease and the Lease Agreement;

WHEREAS, in connection therewith Guarantor has agreed to amend and restate the Guaranty Agreement to, among other things but subject to certain limitations, confirm and continue its guarantee of the obligations of the Company to the Lessor (for the ratable benefit of certain of the Lease Participants);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINED TERMS AND ACCOUNTING MATTERS

Section 1.01                             Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meaning specified for such term in Schedule 1.01.

Section 1.02                             Accounting Terms and Determinations.  Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP (except that financial statements of the Insurance Subsidiaries shall be prepared in accordance with SAP), applied on a basis consistent (except for changes concurred with by the Guarantor’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Guarantor and the Consolidated Subsidiaries delivered to the Funding Parties unless with respect to any such change concurred with by the Guarantor’s independent public accountants or required by GAAP or SAP, in determining compliance with any of the provisions of this Agreement or any of the other Operative Documents: (a) the Guarantor shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Majority Funding Parties shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01, shall mean the financial statements referred to in Section 7.01(d)).

ARTICLE II.

INVESTMENTS

Section 2.01                             Lessor Investments; Purchase of Ownership Interests.

(a)                                 Lessor Investments.  All parties hereto as of the Restatement Closing Date acknowledge and agree that (i) pursuant to the Third Master Assignment and Acceptance (which is deemed to be effective immediately before the effectiveness of this Agreement), Lessor accepted 100% of the Lessor Investments from all Lease Participants; (ii) pursuant to the terms of this Agreement and the Fourth Master Assignment and Acceptance (which is deemed effective contemporaneously herewith), all such Lessor Investments outstanding immediately before the effectiveness of this Agreement are hereby deemed to be recharacterized such that they constitute A Percentage Lessor Investments and B Percentage Lessor Investments; and (iii) pursuant to the Fourth Master Assignment and Acceptance, each of the Lease Participants under this Agreement have accepted from Lessor such A Percentage Lessor Investments and/or B Percentage Lessor Investments (and, consequently, related A Percentage Ownership Interests and B Percentage Ownership Interests) as are indicated in the Fourth Master Assignment and Acceptance and, as of the Restatement Closing Date, Schedule 2.01(a) hereof.

(b)                                 On the Restatement Closing Date, and after giving full effect to the Fourth Master Assignment and Acceptance, the Lessor shall furnish to each Lease Participant, with a copy to the Company, a certificate in the form of Exhibit B (an “Ownership Certificate”) setting forth, as of the date hereof, the information described in Section 2.03(a).

Section 2.02                             Certain Supplemental Rent.  In addition to other Supplemental Rent payable pursuant to the Operative Documents, the Company shall pay to the Lessor (for its own account and for the account of any other Person as specified below) the Supplemental Rent described in this Section pursuant to the provisions hereof.

(a)                                 The Company shall pay or cause to be paid to the Lessor Supplemental Rent in the amount of 0.20% of the Facility Cost as of the Restatement Closing Date (the “Upfront Supplemental Rent”).  The Upfront Supplemental Rent shall be payable in full on the Restatement Closing Date.  Promptly upon receipt by the Lessor of such payment of the Upfront Supplemental Rent, it shall distribute to each Lease Participant its Percentage Share thereof.

(b)                                 On the Restatement Closing Date, the Company shall pay or cause to be paid to the Administrative Agent, for the account of Arranger, Supplemental Rent in the amount set forth in the Engagement Letter (the “Arranger’s Supplemental Rent”), which Arranger’s Supplemental Rent shall be deemed fully earned on the Restatement Closing Date and, once paid, shall be non-refundable.  The Company shall pay to Administrative Agent, for its own account, an administrative fee in the amount of $25,000.00 per year (the “Administrative Supplemental Rent”), which Administrative Supplemental Rent shall be paid initially on the Restatement Closing Date and on each anniversary thereof until the Lease Termination Date.  The Administrative Supplemental Rent shall be deemed fully earned on the Restatement Closing Date and on each anniversary thereof and, once paid, shall be non-refundable.

Section 2.03                             Ownership Interests; Administrative Agent as Administrative Agent; Record of Payments.

(a)                                 The Ownership Certificates furnished by the Lessor pursuant to Sections 2.01, 3.02 and 11.06 shall evidence, as of the date thereof, the aggregate amount of (i) all Lessor Investments, (ii) the A Percentage Ownership Interests owned by the Lessor and each A Percentage Lease Participant, (iii) the A Percentage Share of the Lessor and each A Percentage Lease Participant, (iv) the percentage which the A Percentage Lessor Investments bears to the total Lessor Investments, (v) the B Percentage Ownership Interests owned by the Lessor and each B Percentage Lease Participant, (vi) the B Percentage Share of the Lessor and each B Percentage Lease Participant, and (vii) the percentage which the B Percentage Lessor Investments bears to the total Lessor Investments.  Such Ownership Certificates shall be final and conclusive evidence of the amounts set forth therein, in the absence of manifest error.  The sale by the Lessor to the Lease Participants of Ownership Interests shall be absolute sales, and the Lease Participants shall have no recourse to the Lessor in the event of failure of the Company to pay any Rent, fees or other amounts payable pursuant to the Lease, this Agreement and the other Operative Documents which are attributable to their Ownership Interests, or right to require the Lessor to repurchase their Ownership Interests in any event.

(b)                                 The Lessor shall serve as the servicing agent for the Lease Participants to collect and receive all payments of Rent and other amounts payable pursuant to the Lease, this Agreement and the other Operative Documents which are attributable to their Ownership Interests, and such amounts, when received by the Lessor and until distributed to the Lease Participants pursuant to the Lease, this Agreement or the other Operative Documents, shall be held by the Lessor in trust for the Lessor and the Lease Participants.  In accordance with Section 10.02, the parties hereto acknowledge and agree that the Administrative Agent shall perform certain of the Lessor’s obligations and be entitled to certain rights hereunder.

(c)                                  The Administrative Agent, on behalf of the Lessor, shall maintain a record of payments of Rent and all other amounts paid to the Lessor pursuant to the Lease, this Agreement and the other Operative Documents, and the amounts paid by the Lessor to the Lease Participants pursuant to this Agreement, and such record shall be final and conclusive evidence of the amounts recorded therein, absent manifest error.  A copy of such record shall be made available to the Company and any Lease Participant upon its request.

Section 2.04                             Lessor Confirmation Letter.  Upon Lessee’s request made in writing, but no more frequently than once per fiscal quarter, Lessor shall provide an update to the Lessor confirmation letter referred to in Section 6.01(g).

ARTICLE III.

RECOVERY OF LESSOR INVESTMENTS; PAYMENT OF YIELD AND OTHER AMOUNTS

Section 3.01                             Recovery of Lessor Investments.

(a)                                 The Company will pay or cause to be paid to the Lessor all Rent and other amounts payable to the Lessor, for the account of the Lessor and the Lease Participants, as the case may be, including all Unrecovered Lessor Investments, all accrued and unpaid Yield, Supplemental Rent and other amounts owing under this Agreement and the other Operative Documents, in full on the Maturity Date, subject to Section 3.01(b).

(b)                                 If, on or before the Maturity Date, the Company or the Guarantor (or any of their respective Affiliates) shall exercise the option to purchase the Facility in its entirety, then the purchase price for the Facility shall be equal to the Purchase Price and the proceeds of such sale, when received by the Lessor, shall be applied by the Lessor in the order specified in Section 3.05(a).  If, on the Maturity Date, no Cancellation Event shall have occurred and the Company or the Guarantor (or any of  their respective Affiliates) shall elect to pay the Final Rent Payment and not to purchase the Facility, and shall pay the Final Rent Payment, all amounts received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document or as proceeds of the disposition of the Facility shall be applied by the Lessor to pay the Unrecovered Lessor Investments and all accrued Yield (which shall be distributed ratably to the Funding Parties in accordance with their respective Ownership Interests), and to the Persons entitled thereto pursuant to the Operative Documents all Supplemental Rent and other amounts owing under this Agreement in the order specified in Section 3.05(b).

Section 3.02                             Redemptions.

At any time during the term of the Lease, the Company may redeem, from time to time, upon at least 2 Business Days’ notice to the Lessor, which notice shall specify (a) the proposed date of the redemption (which shall be a Business Day), (b) the aggregate principal amount of the redemption, and (c) the Lessor Investments to be redeemed.  If such notice is given, the Company shall, as specified in such notice, redeem the amount set forth in the notice no later than 12:00 noon Eastern Time, on the date properly set forth in the notice.  When received by the Lessor, such amount shall be applied to redeem the outstanding principal amounts of the Lessor Investments constituting A Percentage Lessor Investments, in whole or ratably in part, together with accrued Yield to the date of such redemption on the amount redeemed.  The Lessor shall, on the same Business Day on which such amounts are properly received, allocate and distribute to the A Percentage Lease Participants the amount such redemption bears to their A Percentage Lessor Investments in accordance with their respective A Percentage Shares.  Within 5 Business Days after Lessor’s receipt of such redemption amount, the Lessor, at the expense of the Company, shall execute and deliver to each of the Lease Participants, a new Ownership Certificate, giving effect to such redemption and dated the date thereof.  Notwithstanding anything to the contrary herein, (i) each partial redemption shall be in an aggregate principal amount not less than $1,000,000 (and must be in an integral multiple of $500,000), and (ii) in the event of any such redemption of Lessor Investments on any day other than the last day of the Yield Period for such Lessor Investments, the Company, as agent for the Lessor, shall be obligated to reimburse the applicable Funding Parties in respect thereof pursuant to, and to the extent required by, Section 5.05.

Section 3.03                             Yield on Lessor Investments; Overdue Amounts.

(a)                                 Yield shall accrue on the Lessor Investments and be payable at a rate per annum equal to the Adjusted LIBO Rate for the applicable Yield Period plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate (the “Yield”).

(b)                                 Notwithstanding the foregoing, the Company, by the payment of additional Rent under the Lease, or otherwise, shall pay or cause to be paid to the Lessor, at the applicable Default Rate on the amount of Lessor Investments, Yield, Supplemental Rent or other amounts owing by the Company under this Agreement or any other Operative Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, in each case to the maximum extent permitted by applicable law (and the Lessor shall, on the day of receipt, if received prior to 2:00 p.m. Eastern Time, or on the next succeeding Business Day, if received at or after 2:00 p.m. Eastern Time, distribute to the Lease Participants their respective A Percentage Share or B Percentage Share, as applicable, thereof, or to such other Person that is entitled thereto pursuant to the Operative Documents).

(c)                                  Accrued Yield on the Lessor Investments shall be payable on the last day of each Yield Period therefor and on the Maturity Date. Yield payable at the Default Rate shall be payable from time to time on demand.

(d)                                 Promptly after the determination of the rate of any Yield provided for herein or any change therein, the Lessor shall notify the Lease Participants which have an Ownership Interest in such Yield and the Company of such determination or change.

Section 3.04                             Payments by Lessor.  All moneys received by the Lessor pursuant to the Lease including, but not limited to, payments of Basic Rent, Supplemental Rent, the Termination Value or the Final Rent Payment, except for amounts allocable to fees and expenses of the Lessor pursuant to the Operative Documents and amounts comprising Supplemental Rent payable to third Persons, if any, shall be paid to the Funding Parties in accordance with, and to pay amounts owing pursuant to, the terms of this Agreement, including without limitation Section 4.01 and, if applicable, Section 3.05.

Section 3.05                             Applications of Payments and Proceeds.

(a)                                 Upon the occurrence of (x) a Cancellation Event or (y) a Termination Event (and the Company elects pursuant to Section 15(a) of the Lease to exercise its option to purchase the Facility for the Purchase Price), or if the Company otherwise elects to acquire the Facility for the Purchase Price, the Purchase Price or the Termination Value, as the case may be, and all other monies received by the Lessor (or the Administrative Agent on the Lessor’s behalf) pursuant to or in connection with the Lease, this Agreement or any other Operative Document, including, without limitation, the proceeds of any insurance or condemnation awards received as a result of any Casualty Occurrence or Loss Event, shall be applied in the following order:

(i)                                     first, to pay or reimburse all Supplemental Rent and other costs and expenses, including, without limitation, those in connection with Indemnified Risks, increased costs, or Taxes, then due and owing to the Funding Parties under the other Operative Documents (collectively, the “Other Transaction Expenses”), pro rata to each such Person; and

(ii)                                  second, to pay all accrued, unpaid Yield on the A Percentage Lessor Investments and the B Percentage Lessor Investments, to the Lessor (who shall distribute pro rata to each of the A Percentage Lease Participants and B Percentage Lease Participants its A Percentage Share and/or B Percentage Share thereof, as applicable); and

(iii)                               third, in an amount equal to the aggregate outstanding principal balance of the A Percentage Lessor Investments, to the Lessor (who shall distribute to each of the A Percentage Lease Participants its A Percentage Share thereof); and

(iv)                              fourth, in an amount equal to the aggregate outstanding principal balance of that portion of the B Percentage Lessor Investments (who shall distribute to each of the B Percentage Lease Participants its B Percentage Share thereof); and

(v)                                 fifth, remaining monies after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Operative Documents shall be paid to the Lessor for distribution to the Company.

(b)                                 If (x) a Termination Event has occurred, (y) a Cancellation Event does not exist and (z) the Company has not elected to purchase the Facility for the Purchase Price, and has paid the Final Rent Payment pursuant to Section 15(a) of the Lease, then the Final Rent Payment shall be applied as follows:

(i)                                     first, to pay or reimburse all Other Transaction Expenses;

(ii)                                  second, to pay all accrued, unpaid Yield on the A Percentage Lessor Investments and the B Percentage Lessor Investments, to the Lessor (who shall distribute pro rata to each of the A Percentage Lease Participants and B Percentage Lease Participants its A Percentage Share and/or B Percentage Share thereof, as applicable);

(iii)                               third, in an amount equal to the aggregate outstanding principal balance of the A Percentage Lessor Investments, to the Lessor (who shall distribute to each of the A Percentage Lease Participants its A Percentage Share thereof); and

(iv)                              fourth, the balance, if any, to be applied and all other monies received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document or as proceeds of disposition of the Facility shall be applied as follows:

(1)                                 first, to pay to the Lessor (who shall distribute to each of the B Percentage Lease Participants its B Percentage Share thereof), excluding the portion thereof attributable to the Lessor Equity Interest; and

(2)                                 second, to pay to the Lessor, for its own account, an amount equal to the aggregate outstanding principal balance of that portion of the B Percentage Lessor Investments attributable to the Lessor Equity Interest; and

(3)                                 third, to reimburse the Company for Support Expenses; and

(4)                                 fourth, remaining monies after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Operative Documents shall be paid to the Lessor for distribution to the Company.

(c)                                  If the circumstances described in Section 3.05(b)(x) and (y) exist, but the Company has either failed to elect to exercise its option to purchase the Facility, failed to make the Final Rent Payment and/or failed to furnish to the Lessor a satisfactory update of the environmental reports initially furnished with respect to the Facility, then the Lessor will be entitled to exercise foreclosure remedies set forth in Section 27 of the Lease and all moneys received by the Lessor from the disposition of the Facility or other foreclosure action, net of enforcement costs, shall be applied as follows:

(i)                                     first, to payment of the Unrecovered Lessor Investments attributable to that portion of the principal balance of the B Percentage Lessor Investments, but excluding the portion thereof attributable to the Lessor Equity Interest (which payment shall be distributed to each of the B Percentage Lease Participants according to its B Percentage Share thereof);

(ii)                                  second, to the remaining Unrecovered Lessor Investments attributable to the Lessor Equity Interest (which shall be retained by the Lessor); and

(iii)                               third, any remaining net proceeds shall be applied in accordance with Section 3.05(a) in the same manner as if the Final Rent Payment had been made, and in such circumstances, the Company shall remain liable for any deficiency in such remaining net proceeds to pay such amounts described in Section 3.05(a).

ARTICLE IV.

PAYMENTS; COMPUTATIONS; ETC.

Section 4.01                             Payments.  The Company (or, in the case of the principal amount of the B Percentage Lessor Investments in the circumstances described in Section 3.05(b) and if the Company shall have paid the Final Rent Payment, the Lessor), shall make each payment under this Agreement, whether the amount so paid is owing to any or all of the Funding Parties, not later than 12:00 noon Eastern Time, without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Lessor c/o the Administrative Agent, at its address:  Wells Fargo Bank, National Association, 500 S. Tryon Street, MAC D1086-051, Charlotte, NC 28202, Attention:  Jack Altmeyer, Reference:  Protective Life Insurance Company Facility, or at such other location designated by notice to the Company from the Lessor, in same day funds.  The Lessor will promptly thereafter (on the same day received, if received by 2:00 p.m. Eastern Time) cause to be distributed to the other Funding Parties like funds relating to the payment of principal or Yield ratably (other than amounts payable pursuant to Section 4.06 or 11.03 or Article V) according to the respective amounts of such principal or Yield then due and owing to the Funding Parties, to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.06(e), from and after the effective date specified in such Assignment and Acceptance, the Lessor shall make all payments under this Agreement in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.  Any payments and redemptions received hereunder, other than after the occurrence and during the continuation of a Cancellation Event or Termination Event, shall be applied in accordance with the purpose for which such payment or redemption is made.  All payments by the Company under any Operative Document shall be made in the manner specified in this Article IV.

Section 4.02                             Pro Rata Treatment.  Except to the extent otherwise provided herein:  (a) each payment of A Percentage Lessor Investments and B Percentage Lessor Investments received by the Lessor shall be distributed to the A Percentage Lease Participants and B Percentage Lease Participants, as applicable, pro rata in accordance with their respective A Percentage Ownership Interests and B Percentage Ownership Interests, as applicable; (b) each payment of A Percentage Yield and B Percentage Yield received by the Lessor shall be distributed to the A Percentage Lease Participants and B Percentage Lease Participants pro rata in accordance with their respective A Percentage Ownership Interests and B Percentage Ownership Interests, as applicable; and (c) each amount received by a setoff by any Funding Party pursuant to Section 11.05 shall be shared with all other Funding Parties so that each Funding Party receives its A Percentage Share and B Percentage Share, respectively, thereof.

Section 4.03                             Computations.  All computations of Yield shall be made by the Lessor, on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such Yield is payable.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of Yield; provided, however, that if such extension would cause payment of Yield on or amount of any Lessor Investment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

Section 4.04                             Non-receipt of Funds by the Lessor.  Unless the Lessor shall have received notice from the Company, as Lessee under the Lease, prior to the date on which any payment is due to the Funding Parties hereunder that the Company will not make such payment in full, the Lessor may assume that the Company, as Lessee under the Lease, has made such payment in full to the Lessor on such date and the Lessor may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lease Participant on such due date an amount equal to the amount then due such Lease Participant.  If and to the extent the Company shall not have so made such payment in full to the Lessor, each Lease Participant shall repay to the Lessor forthwith on demand such amount distributed to such Lease Participant together with interest thereon, for each day from the date such amount is distributed to such Lease Participant until the date such Lease Participant repays such amount to the Lessor, at a rate equal to (a) until the Business Day after the Business Day on which such demand is made, the Federal Funds Rate for such day and (b) thereafter 50 basis points above the Federal Funds Rate for such day.

Section 4.05                             Sharing of Payments.  If any Funding Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Ownership Interests (other than pursuant to Sections 4.06 or 11.03 or Article V) in excess of its ratable share of payments then due and owing to it in accordance with the payment orders specified in Section 3.05 or Section 4.02 on account of the Lessor Investments obtained by all the Funding Parties, such Funding Party shall forthwith purchase from the other Funding Parties participations in such Ownership Interests of the other Funding Parties, as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them (or, if necessary, to cause such purchasing Funding Party to assume the payment priority specified in Section 3.05), provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and each Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such recovery together with an amount equal to such Funding Party’s A

Percentage Share or B Percentage Share, as applicable.  The Company agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of the Company in the amount of such participation.

Section 4.06                             Taxes.

(a)                                 Any and all payments of principal, Yield and all other amounts to be paid to the Lessor, for itself or for distribution to any Lease Participant, by the Company, as Lessee under the Lease, or any other Operative Document to each Indemnified Party, shall be made, in accordance with Section 4.01, without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein, excluding in the case of each Funding Party, taxes imposed on or measured by the net income or net worth of any Funding Party, and franchise taxes imposed on such Funding Party (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”).  In the event that the Lessor or Company, as Lessee under the Lease, is required by applicable law to make any such withholding or deduction of Taxes with respect to any Ownership Interest or other amount, the Company, as Lessee under the Lease, shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Funding Party or other Person in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Funding Party or other Person additional amounts as may be necessary in order that the amount received by such Funding Party or other Person after the required deduction or withholding shall equal the amount such Funding Party would have received had no such deduction or withholding been made.

(b)                                 Each Lease Participant that is not chartered and organized under the laws of the United States of America or a state thereof (each a “Non-U.S. Domestic Participant”) agrees, as soon as practicable after receipt by it of a request by the Lessor or the Company, as Lessee under the Lease, to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and Yield under or in respect of this Agreement and its Ownership Interests without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, by virtue of any applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Company, as Lessee under the Lease, shall nonetheless remain obligated under the terms of the immediately preceding paragraph.  Without limiting the foregoing, each Non-U.S. Domestic Participant agrees to deliver to the Lessor and to the Company, as Lessee under the Lease, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Domestic Participant hereunder or with respect to its Ownership Interests or under the Guaranty are exempt from Taxes.  Without limiting the generality of the foregoing, each Non-U.S. Domestic Participant agrees, on the date of its execution of this Agreement (or, in the case of an Eligible Assignee, on the date on which such Eligible Assignee becomes a party to this Agreement), to deliver in duplicate to the Lessor and to the Company, as Lessor under the

Lease, accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S. Domestic Participant is entitled to a complete exemption from all Taxes imposed by the federal government of the United States by way of withholding, including without limitation, all backup withholding (“U.S. Withholding Taxes”).  Thereafter, from time to time (i) upon any change by a Non-U.S. Domestic Participant of its Applicable Funding Office, (ii) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form 4224 or 1001 previously delivered by such  Non-U.S. Domestic Participant, or (iii) upon the reasonable request of the Lessor or the Company, as Lessee under the Lease, such Non-U.S. Domestic Participant shall deliver in duplicate to the Lessor and to the Company, as Lessee under the Lease, accurate and duly completed and executed Form 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement of the forms previously delivered by such Non-U.S. Domestic Participant, establishing that such Non-U.S. Domestic Participant is entitled to an exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Domestic Participant.

(c)                                  If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction successfully asserts a claim that such Non-U.S. Domestic Participant, the Lessor or the Company, as Lessee under the Lease, did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Domestic Participant or its participant (because the appropriate form was not properly executed, or because such Non-U.S. Domestic Participant failed to notify the Lessor, Company, as Lessee under the Lease, of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Non-U.S. Domestic Participant shall indemnify the Company, as Lessee under the Lease, fully for all amounts paid, directly or indirectly, by the Lessor or the Company, as Lessee under the Lease, as applicable, as tax or otherwise, including, without limitation, penalties and interest.

(d)                                 In the event any Funding Party receives a refund from the Governmental Authority to which such Taxes were paid of any Taxes paid by the Company pursuant to this Section, it will pay to the Company the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Company shall promptly repay to it the amount of such refund.

(e)                                  Nothing in this Section shall require any Funding Party to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Funding Party to arrange its tax affairs in any manner in which it desires.

(f)                                   Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company and the Funding Parties contained in this Section shall be applicable with respect to any Funding Party, Eligible Assignee or other transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Funding Party, Eligible Assignee or other transferee (subject to Section 11.06(k)), and (ii) constitute a continuing agreement and shall survive for a period of two (2) years after the termination of this Agreement and the payment in full of the Lessor Investments.

ARTICLE V.

YIELD PROTECTION AND ILLEGALITY

Section 5.01                             Basis for Determining Yield Rate Inadequate or Unfair.  The Lessor shall give prompt notice to the Company and the Lease Participants of the applicable Yield determined by the Lessor for purposes of Sections 3.03(a) and (b) as follows:

(a)                                 If on or prior to the first day of any Yield Period:

(i)                                     the Lessor determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Yield Period, or

(ii)                                  the Majority Funding Parties determine and give notice to the Lessor that the rates or yield determined on the basis of the LIBO Rate for any Yield Period for Lessor Investments or Lease Participant Investments will not adequately and fairly reflect the cost to Majority Funding Parties of maintaining their respective Lessor Investments or Lease Participant Investments for such Yield Period, the Lessor shall forthwith so notify the Company and the Lease Participants, whereupon,

(1)                                 in the case of such notice from the Majority Funding Parties, the Lessor Investments and Lease Participant Investments will automatically, on the last day of the then existing Yield Period, accrue Yield at a rate based upon the Base Rate plus the Applicable Margin as set forth in the Pricing Schedule, and

(2)                                 the obligation of the Majority Funding Parties to maintain Lessor Investments or Lease Participant Investments, as applicable, at the Adjusted LIBO Rate shall be suspended until the Lessor shall notify the Company and the Lease Participants that the circumstances causing such suspension no longer exist.

(b)                                 Upon the written request of the Company, the Lessor shall negotiate with the Company and the relevant Lease Participants for a reasonable period of time, as determined in the Lessor’s discretion, to develop a substitute interest rate basis hereunder; provided, however, (i) the Lessor, the Lease Participants and the Company make no representation, warranty or covenant that any such agreement will be made, and (ii) any relevant Lessor Investments and Lease Participant Investments shall continue to have Yield accrue thereon at the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

Section 5.02                             Illegality.  Notwithstanding any other provision of this Agreement, if, after the date hereof, any Change in Law or compliance by any Funding Party (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for any Funding Party (or its Applicable Funding Office) to make or maintain its Lessor Investments or Lease Participant Investments, as applicable, based upon the Adjusted LIBO Rate and such Funding Party (if not the Lessor) shall so notify the Lessor, the Lessor shall forthwith give notice thereof to the other Funding Parties and to the Company and the Guarantor, whereupon until such Funding Party notifies the Lessor (if it is not such Funding Party), the other Funding Parties, the Company and the Guarantor that the circumstances giving rise to such suspension no longer exist, the obligation of such Funding Party to make or maintain Lessor Investments or Lease Participant Investments, as applicable, based upon the Adjusted LIBO Rate shall be suspended.  Before giving any notice to the Lessor (or, in the case of the Lessor as a Funding Party, to the Company) pursuant to this Section, such Funding Party shall designate a different Applicable Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Funding Party, be otherwise disadvantageous to such Funding Party.  If such Funding Party shall determine that it may not lawfully continue to maintain and fund any of its outstanding Lessor Investments or Lease Participant Investments, as applicable, to maturity and shall so specify in such notice, the Company shall immediately redeem the full amount of the Lessor Investments (if such Funding Party is the Lessor) together with Yield thereon, or the full amount of such Funding Party’s Lease Participant Investments (if such Funding Party is not the Lessor) together with Yield thereon.  At any time within ninety (90) days after the giving of a notice by any Lease Participant pursuant to this Section, so long as no Event of Default shall be in existence, and so long as the Lessor has granted its consent (which it may grant or withhold in its sole and absolute discretion), the Company may require by written notice to that Lease Participant that (a) it assign its Lease Participant Investments to another Lease Participant or to a bank or other financial institution selected by the Company which is willing to accept such assignment or (b) it surrender its Lease Participant Investments and terminate its rights and obligations as a Lease Participant hereunder, concurrently with a redemption by the Company of the Lease Participant Investments of such Lease Participant together with Yield thereon (which redemption and Yield shall be paid to such Lease Participant).

Section 5.03                             Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Funding Party (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)                                  subject any Funding Party to any Taxes on its Lessor Investment or Lease Participant Investment, as applicable, or other liabilities or capital attributable thereto; or

(iii)                               impose on any Funding Party any other condition, cost or expense (other than Taxes) affecting this Agreement or any Lessor Investments or Lease Participant Investments, as applicable, based upon the Adjusted LIBO Rate held by such Funding Party;

and the result of any of the foregoing shall be to increase the cost to such Funding Party of making, converting to, continuing or maintaining its Lessor Investments or Lease Participant Investments, as applicable, or to reduce the amount of any sum received or receivable by such Funding Party hereunder, then, the Company shall, from time to time, within thirty (30) calendar days after written demand by such Funding Party, pay to such Funding Party additional amounts sufficient to compensate such Funding Party or such corporation controlling such Funding Party to the extent that such Funding Party determines such increase in capital is allocable to such Funding Party’s obligations hereunder.

(b)                                 If any Funding Party determines that any Change in Law affecting such Funding Party or any lending office of such Funding Party’s, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Funding Party’s capital or on the capital of such Funding Party’s holding company, if any, as a consequence of this Agreement or the Lessor Investment or Lease Participant Investment, as applicable, held by such Funding Party, to a level below that which such Funding Party or such Funding Party’s holding company could have achieved but for such Change in Law (taking into consideration such Funding Party’s policies and the policies of such Funding Party’s holding company with respect to capital adequacy), then from time to time upon written request of such Funding Party, the Company shall promptly pay to such Funding Party such additional amount or amounts as will compensate such Funding Party or such Funding Party’s holding company for any such reduction suffered.

(c)                                  At any time within ninety (90) days after payment by the Company of any material amount to any Funding Party pursuant to subsections (a) or (b) of this Section, so long as no Event of Default is in existence, and so long as the Lessor has granted its consent (which it may grant or withhold in its sole and absolute discretion), the Company may require by written notice to each such Lease Participant that it (i) assign its Lease Participant Investments to another Lease Participant or to a bank or other financial institution selected by the Company which is willing to accept such assignment or (ii) surrender its Lease Participant Investments and terminate its rights and obligations as a Lease Participant hereunder, concurrently with a redemption by the Company of the Lessor Investments by an amount equal to the Lease Participant Investments held by that Lease Participant together with Yield thereon (which redemption and Yield shall be paid to such Lease Participant).

(d)                                 Each Funding Party will promptly notify the Lessor (if such Funding Party is a Lease Participant) and the Company of any event of which its officer having primary responsibility for asset-liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle such Funding Party to compensation pursuant to and subject to the limitations contained in this Section and will designate a different Applicable Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Funding Party, be otherwise materially disadvantageous to such Funding Party.  A certificate of any Funding Party claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be presumed to be correct in the absence of manifest error.  In determining such amount, such Funding Party may use any reasonable averaging and attribution methods.  Nothing in this Section shall require any Funding Party to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Funding Party to arrange its tax affairs in any manner it desires, subject to Section 11.16(b).

(e)                                  The provisions of this Section shall (i) be applicable with respect to any Funding Party, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Funding Party, assignee or other transferee and (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Agreement and the redemption in full of the Lessor Investments and Lease Participant Investments.

Section 5.04                             Base Rate Substituted for Adjusted LIBO Rate.  If (i) the obligation of any Funding Party to make or maintain Lessor Investments or Lease Participant Investments has been suspended pursuant to Section 5.02 or (ii) any Funding Party has demanded compensation under Section 5.03, and the Company shall, by at least five (5) Business Days’ prior notice to such Funding Party, with a copy to the Lessor (if it is not such Funding Party), have elected that the provisions of this Section shall apply to such Funding Party, then, unless and until such Funding Party notifies the Lessor (if it is not such Funding Party) and the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)                                 all Lessor Investments or Lease Participant Investments that would otherwise be made or maintained by such Funding Party (and Lessor Investments related thereto, if such Funding Party is a Lease Participant) based upon the Adjusted LIBO Rate shall be made or, from the beginning of the next Yield Period therefor, be maintained instead based upon the Base Rate, plus the Applicable Margin (in all cases Yield and principal or other amounts payable on such Lessor Investments and/or Lease Participant Investments shall be payable contemporaneously with the related or comparable amount payable in respect of the other Funding Parties), and

(b)                                 after each of the Lessor Investments and/or Lease Participant Investments made or maintained based upon the Adjusted LIBO Rate has been repaid, all payments of principal that would otherwise be applied to redeem such Lessor Investments and/or Lease Participant Investments shall be applied to redeem Lessor Investments and/or Lease Participant Investments made or maintained based upon the Base Rate instead.

Section 5.05                             Compensation.  Upon the request of any Funding Party, delivered to the Lessor (if it is not such Funding Party) and the Company, the Company shall pay to such Funding Party such amount or amounts as shall compensate such Funding Party for any loss, cost or expense incurred by such Funding Party as a result of any payment, prepayment or redemption (pursuant to Section 5.02 or otherwise) of a Lessor Investment or Lease Participant Investment on a date other than the last day of the Yield Period therefor.

Section 5.06                             Payments and Computations.  Each determination by the Lessor of Yield, or by any Funding Party of an increased cost or increased capital or of illegality hereunder, shall be presumed to be correct and binding for all purposes (absent manifest error) if made reasonably and in good faith, subject to Section 5.03(d).

ARTICLE VI.

CONDITIONS PRECEDENT

Section 6.01                             Conditions Precedent to Effectiveness of this Agreement.  This Agreement shall become effective when (i) it shall have been executed by the Lessor and the Company and any A Percentage Lease Participants and B Percentage Lease Participants required by the Lessor as of the Restatement Closing Date and delivered to the office of the Lessor in Charlotte, North Carolina, and (ii) the Lessor (or the Funding Parties, as specified below) shall have received at its office in Charlotte, North Carolina, or by Lessor’s counsel, the following, each being in form and substance satisfactory to the Lessor and (as to this Agreement and the opinions described below) in sufficient counterparts for each Lease Participant:

(a)                                 Certificates of Company and Guarantor.  Certificates of the Secretary or Assistant Secretary of each of the Company and the Guarantor setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Agreement, with respect to the Company, and the other Operative Documents to which it is a party, with respect to the Company and the Guarantor, (ii) the officers of the Company and the Guarantor specified in such Secretary’s Certificates that are authorized to sign this Agreement and the other Operative Documents to which the Company or the Guarantor is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Operative Documents to which it is a party and (iii) true and correct copies of the articles or certificate of incorporation and the bylaws of each of the Company and the Guarantor.  The parties to this Agreement may conclusively rely on such certificate until the Lessor (who shall promptly notify all other parties) receives notice in writing from the Company or the Guarantor, as the case may be,  to the contrary.

(b)                                 Opinion of Company’s and Guarantor’s Counsel.  Favorable opinions of Sutherland, Asbill & Brennan LLP, special counsel to the Company and the Guarantor, Balch and Bingham LLP, special Alabama counsel to the Company and the Guarantor, Bass, Berry & Sims, special Tennessee counsel to the Company and the Guarantor, and the General Counsel of the Company and the Guarantor (together with a certificate from the Company’s and Guarantor’s general counsel in form and substance satisfactory to Lessor to the effect that such senior attorney is authorized and permitted to deliver such opinion under the respective bylaws, articles or certificate of incorporation, and internal policies and procedures of the Company and the Guarantor, as to such other matters as any Funding Party, through the Lessor, may reasonably request.

(c)                                  Execution and Delivery of Operative Documents.  Each of the other Operative Documents, including the Guaranty, duly completed and executed in sufficient number of counterparts for recording where appropriate.

(d)                                 Recordation of Security Instruments.  The Security Instruments (to the extent filing thereof is required for perfection or otherwise under applicable law) and all related financing statements and other requisite filing documents shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Company.

(e)                                  Insurance Certification.  The Lessor shall have received (i) a certificate by a firm of independent insurance brokers or consultants chosen by the Company setting forth the insurance obtained, and to be obtained pursuant to the Lease, with respect to the Facility and the Company’s operations with respect thereto and (ii) a standard flood hazard determination indicating it is a life of loan determination and, if the Site is located in a flood zone, a signed borrower acknowledgment of the notice of flood hazard and evidence of flood insurance.

(f)                                   Environmental Matters.  The Funding Parties, the Arranger, and the Administrative Agent shall have received an Environmental Assessment of the Site (or an update to an Existing Environmental Assessment of the Site if approved by the Lessor in its sole discretion), conducted (or re-certified, if applicable) not more than ninety (90) days before the Restatement Closing Date, demonstrating to their satisfaction that there is no evidence of any hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of on the Site, and that there is no evidence of any violation of any Environmental Requirement and no evidence of any Environmental Damages on or pertaining to the Facility, except as are specified on Schedule 7.01(n).

(g)                                  Lessor Confirmation Letter.  The Lessor shall have executed and delivered to Lessee a Lessor confirmation letter in the form of Exhibit G, attached hereto and made a part hereof.

(h)                                 Survey.  The Lessor shall have received an updated Survey respecting the Annex Building and the Parking Deck, including a new certification to the Lessor as appropriate; provided, however, the Lessor may, in its sole discretion accept in lieu of an updated Survey, an affidavit of no change, which affidavit shall be in form and content satisfactory to the title insurance company in order to allow the title insurance company to issue or endorse, as applicable, the Title Policy, without qualification or exception relating to the Survey of the Site.

(i)                                     Appraisal.  The Funding Parties shall have received an Approved Appraisal of the Property.

(j)                                    Title Insurance.  A title insurance company acceptable to the Lessor in its reasonable discretion shall have issued, or provided the Lessor with evidence satisfactory to the Lessor that such title insurance company is irrevocably obligated to issue as of the Restatement Closing Date, the Title Policy or an endorsement to the existing Title Policy

(k)                                 No Default.  The fact that no Default or Event of Default shall have occurred and be continuing (under the Original Lease Documents).

(l)                                     Accuracy of Representations, etc.  The representations and warranties of the Company contained in this Agreement, and the representations and warranties of the Company and the Guarantor contained in any other Operative Document, are true and correct in all material respects.

(m)                             Related Contracts; Title.  The Lessor shall have good and marketable title to the Facility; and the Lessor shall have received executed copies of all Related Contracts requested by it.

(n)                                 Receipt of Applicable Permits.  All Applicable Permits shall have been obtained.  All Applicable Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.

(o)                                 Casualties.  The Facility shall not have suffered (i) a Loss Event or (ii) a Casualty Occurrence other than a Casualty Occurrence for which a plan reasonably acceptable to the

Lessor for replacing, or causing to be replaced, the portions of the Facility that are the subject of such Casualty Occurrence has been provided to the Lessor.

(p)                                 No Material Adverse Change or Effect.  No material adverse change shall have occurred in the financial condition of the Guarantor and the Consolidated Subsidiaries on a consolidated basis since December 31, 2012, and no event, act, condition or occurrence shall exist or have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

(q)                                 Taxes, Filings, Recordings.  All filings or recordings reasonably considered necessary by the Lessor or any Lease Participant have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Facility that are due and payable, shall have been paid by the Company.

(r)                                    Other.  Such other documents as the Lessor or any Lease Participant or special counsel to the Lessor may reasonably request.

Section 6.02                             Closing.  On the Restatement Closing Date (or in the case of subsection (b), as soon thereafter as the applicable closing conditions shall have been satisfied), at such place as the parties hereto shall agree:

(a)                                 this Agreement and each of the Operative Documents shall be duly executed and delivered by the parties to such documents; and

(b)                                 subject to the satisfaction of the conditions precedent specified in Section 6.01 of this Agreement, the Original Ground Lease shall be deemed amended and restated as set forth in the Ground Lease, the Original Lease Agreement shall be deemed amended and restated as set forth in the Lease, the Original Guaranty Agreement shall be deemed amended and restated as set forth in the Guaranty and this Agreement shall become effective.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

Section 7.01                             Company Representations and Warranties.  The Company (and, by execution and delivery of the Guaranty, the Guarantor) represents and warrants to each Person who now is or hereafter becomes a party to this Agreement that:

(a)                                 Corporate Existence and Power.  The Company and the Guarantor are corporations duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and Delaware, respectively.  The Company and the Guarantor are each duly qualified to transact business in every jurisdiction where failure to be qualified reasonably could be expected to have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted.

(b)                                 Corporate and Governmental Authorization; No Contravention.  Neither the execution, delivery and performance by the Company of this Agreement and by the Guarantor of the Guaranty and the other Operative Documents to which each of them is a party nor the consummation of the transactions provided for therein, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company, the Guarantor or any of their Material Subsidiaries or the Company’s, the Guarantor’s nor any of their Material Subsidiaries’ certificate or articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company, the Guarantor or any of their Material Subsidiaries are parties or are subject, or by which they, or their Property, are bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property (including the Site) of the Company, the Guarantor or any of their Material Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, other than such violations, conflicts or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No order, consent, notice, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or any of the Operative Documents, except such as would not have a Material Adverse Effect.

(c)                                  Authorization and Validity.  The Company and the Guarantor have the corporate power and authority and legal right to execute and deliver this Agreement and the Operative Documents and to perform their obligations thereunder.  The execution and delivery by the Company and the Guarantor of this Agreement and the Operative Documents to which each is a party and the performance of their obligations hereunder and thereunder have been duly authorized by proper corporate proceedings, and this Agreement and the Operative Documents constitute legal, valid and binding obligations of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(d)                                 Financial Information.

(i)                                     The consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries as of December 31, 2012, and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended, copies of which have been delivered to the Funding Parties, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Guarantor and the Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such Fiscal Year.

(ii)                                  Since December 31, 2012, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company, the Guarantor and the Material Subsidiaries which would have a Material Adverse Effect.

(e)                                  No Litigation.  Except as disclosed on Schedule 7.01(e), there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Company and the Guarantor, threatened in writing, against or affecting the Guarantor, the Company or any Material Subsidiary which (i) could reasonably be expected to have or cause a Material Adverse Effect or (ii) in any manner draws into question the validity of or could reasonably be expected to impair the ability of the Company or the Guarantor to perform its obligations under this Agreement or any of the Operative Documents executed by the Company or the Guarantor.

(f)                                   Compliance with ERISA.  Each Plan complies in all material respects with all applicable requirements of law and regulations, and no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.  No ERISA Insufficiency exists with respect to any Plan.  Neither Guarantor nor any ERISA Affiliate is required to contribute to or has ever had a liability to a Multiemployer Plan.

(g)                                  Compliance with Laws; Payment of Taxes.  The Guarantor, the Company and each Material Subsidiary is in compliance with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, including the Site, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  There have been filed on behalf of the Guarantor, the Company and each Material Subsidiary, all Federal tax returns and all other returns which are required to be filed by them, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, the Guarantor or any Material Subsidiary, except with respect to such tax returns or such taxes, if any, as are not material or are being contested in good faith and as to which in the good faith judgment of the Company, the Guarantor and each Material Subsidiary adequate reserves are being provided.  The charges, accruals and reserves on the books of the Guarantor, the Company and each other Material Subsidiary, in respect of taxes or other governmental charges are adequate in the good faith judgment of the Company and the Guarantor.  United States income tax returns of the Guarantor, the Company and each other Material Subsidiary have been audited by the Internal Revenue Service through the Fiscal Year ended December 31, 2012.

(h)                                 Subsidiaries.  Each of the Material Subsidiaries other than the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failure to be qualified or to have such powers, licenses, authorizations, consents or approvals would not have and could not reasonably be expected to cause a Material Adverse Effect.  As of the date hereof, the Guarantor has no Material Subsidiaries except for the Company and those other Subsidiaries listed on Schedule 7.01(h), which accurately sets forth each such other Subsidiary’s complete name and jurisdiction of incorporation.

(i)                                     Investment Company Act.  Neither the Guarantor nor the Company is subject to regulation as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)                                    Ownership of Property; Liens.  The Guarantor, the Company and each of the other Consolidated Subsidiaries has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

(k)                                 Material Agreements; No Default.  Neither the Guarantor, the Company nor any Material Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect.  Neither the Company, the Guarantor nor any other Material Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.  Neither the Company, the Guarantor nor any other Material Subsidiary is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness.  No Default or Event of Default has occurred and is continuing.

(l)                                     Full Disclosure.  To the best of the Company’s knowledge, all written information heretofore furnished by the Guarantor or the Company to the Lessor or any Lease Participant for purposes of or in connection with this Agreement, any of the Operative Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Guarantor or the Company to the Lessor or any Lease Participant will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.  The Company has disclosed to the Funding Parties in writing any and all facts which reasonably could be expected to have or cause a Material Adverse Effect.

(m)                             Environmental Matters.

(i)                                     Neither the Guarantor, the Company nor any other Subsidiary is subject to any Environmental Liability which has had or could reasonably be expected to have a Material Adverse Effect and neither the Guarantor, the Company nor any other Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA.  None of the Properties of the Company, the Guarantor or any other Material Subsidiary has been identified on any current or proposed (A) National Priorities List under 40 C.F.R. § 300, (B) CERCLIS list or (C) any list arising from a state statute similar to CERCLA.

(ii)                                  No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Facility or from any of the Properties owned by the Company, the Guarantor or any other Material Subsidiary or are otherwise present at, on, in or under the Facility or any of the Properties owned by the Guarantor, the Company or any other Material Subsidiary, or, to the best of the actual knowledge of the Company and the Guarantor, at or from any adjacent site or facility, except for (A) Hazardous Materials such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements and (B) Hazardous Materials in the form of diesel fuel for purposes of fueling generators used to power the Facility, which fuel is stored in above-ground storage tanks in compliance with all applicable Environmental Requirements.

(iii)                               The Guarantor, the Company and each of the other Material Subsidiaries has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of their respective Properties and their respective businesses, except where the failure to procure such authorizations or be in compliance has not had and could not reasonably be expected to have a Material Adverse Effect.

(iv)                              Except to the extent specified on Schedule 7.01(m), (A) there are no Hazardous Materials on the Facility, other than minimal amounts of cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business or in management or maintenance of the Facility, (B) no Hazardous Material has migrated from the Facility to, upon, about or beneath other properties, (C) no Hazardous Material has migrated or threatened to migrate from other properties to, upon, about or beneath the Facility, and (D) all Hazardous Materials or solid wastes generated at the Facility have at all times been transported, treated and disposed of in compliance with Environmental Requirements.

(v)                                 Except to the extent specified on Schedule 7.01(m), (A) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on the Facility any asbestos in any form, (B) no underground improvements, including treatment or storage tanks, pumps, or water wells, are or have been located on the Facility, (C) there are no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts, machinery, fixtures or other equipment which contain PCBs constructed, placed, deposited, stored, disposed of or located on the Facility, (D) the uses and activities of, on or relating to the Facility have at all times complied in all material respects with all Environmental Requirements, and the use which the Guarantor and/or the Company, and their Affiliates, Subsidiaries and/or Sublessees make of the Facility will not result in the disposal or other Environmental Release of any Hazardous Material, (E) the Company or the Guarantor has obtained for the Facility all permits necessary under applicable Environmental Requirements, and (F) the Facility has not been, and is not now, listed on CERCLIS, the Environmental Protection Agency’s list of violating facilities established pursuant to the Clean Water Act or the National Priorities List established pursuant to CERCLA.

(vi)                              Except to the extent specified on Schedule 7.01(m), (A) there exists no judgment, decree, order, writ or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the knowledge of the Guarantor, the Company or any of the other Material Subsidiaries, threatened, relating to the ownership, use, maintenance or operation of the Facility by any person or entity, or arising from any alleged violation of Environmental Requirements with respect to the Facility, or any alleged liability for Environmental Damages with respect to the Facility, (B) there are no existing facts or conditions that could give rise to any such violation or liabilities, (C) there have been no written or, to the knowledge of the Guarantor, the Company or any of the other Material Subsidiaries, oral reports of environmental investigations, audits, studies, tests, reviews or other analyses conducted by or which have been presented to or are in the possession of the Guarantor, the Company, or any of the other Material Subsidiaries, relating to the Facility, which have not been delivered to the Lessor and (D) neither the Guarantor or the Company nor, to the knowledge of the Guarantor and Company, any of the other Material Subsidiaries, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with the Facility.

(vii)                           From the date hereof, there shall be no actual or threatened Environmental Release of a Hazardous Material on or from the Facility caused by the Guarantor, the Company or any other Subsidiary.

(viii)                        Except to the extent specified on Schedule 7.01(m), the Company:  (A) has obtained all permits, licenses, and other authorizations which are required under Environmental Requirements in association with the Facility; and (B) will be in full compliance with all terms and conditions of such required permits, licenses, and other authorizations associated with the Facility.

(ix)                              No permits or licenses are required to be obtained or maintained in connection with the use, operation, or ownership of the Facility arising from any portion of the Facility which constitute (A) “wetlands” under any Environmental Requirement, or (B) habitat for species which is deemed to be endangered under any Environmental Requirement, nor are there any ongoing or continuing obligations regarding any portion of the Facility which constitute wetlands.  There are no species of plants or animals located on any portion of the Facility which are classified as threatened or endangered under any Environmental Requirement.  There have been no written or, to the knowledge of the Guarantor and the Company or any of the other Subsidiaries, oral wetlands delineations conducted by or which have been presented to or are in the possession of the Guarantor, the Company or any of the other Subsidiaries relating to the Facility which have not been delivered to the Lessor.

(n)                                 Capital Stock.  All Capital Stock, debentures, bonds, notes and all other securities of the Guarantor and the Company presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws, except where non-compliance has not had and would not reasonably be expected to have a Material Adverse Effect.   The Guarantor owns directly or indirectly at least a majority of the issued shares of capital stock of each of the other Consolidated Subsidiaries (other than the Monet Trust, a New York trust in which the Guarantor owns no direct or indirect equity interest but which is a Consolidated Subsidiary as a result of the application of Financial Interpretation Number 46 issued by the Financial Accounting Standards Board).

(o)                                 Use of Proceeds; Margin Stock.  This Agreement constitutes an amendment and restatement of the Original Investment Agreement and, among other things, the terms relating to the “Lessor Advances” made thereunder.  All of the proceeds of such “Lessor Advances” were used to finance the Facility Cost with respect to the Facility, including the enhancements and improvements made thereto and the design, renovation, construction and installation thereof and were used only in the manner permitted under the Original Lease Documents.  The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any such “Lessor Advances” were used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.

(p)                                 Solvency.  The Company, the Guarantor and each Material Subsidiary is Solvent as of the date hereof and will remain Solvent upon the consummation of the transactions contemplated hereby.

(q)                                 Facility Plan.  The Facility was constructed prior to the Restatement Closing Date in compliance with, and in accordance with, the Facility Plan.  There are no agreements, instruments, licenses or other rights necessary to own, operate, lease or use the Facility, other than the Applicable Permits, the documents and instruments comprising the Facility Plan, and the Operative Documents; and renovation, construction, ownership, operation, leasing or use of the Facility by the Company (and after the expiration or termination of the Lease, the renovation, construction, ownership, operation, leasing or use of the Facility by the Lessor or its successors or assigns) does not and will not infringe on, or otherwise violate, any patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights of any Person.

(r)                                    Boundaries; Encroachment; Etc.  The Facility is situated wholly within the boundary lines of the Site and does not encroach upon any contiguous or adjoining Property (other than those portions of the Facility for which the Lessor has the right to locate and operate such portions pursuant to use or operating agreements); and the Facility does not violate any other easements, rights-of-way, licenses or other agreements affecting the Site.

(s)                                   Anti-Terrorism Laws.  None of the Guarantor, the Company, or their Affiliates  (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person.  The participation by the parties to this Agreement in the transactions contemplated herein will not result in any violation by any Person (including any Funding Party) of any Anti-Terrorism Laws.

Section 7.02                             Additional Property Matters.  The Company represents and warrants to the Lessor that, to the Company’s knowledge, no default by any party exists under the Reciprocal Easement Agreement dated February 1, 2000, by and between the Company and WCI, recorded as instrument #200002/0941 in the Probate Court of Jefferson County, Alabama, as amended by the First Amendment to Reciprocal Easement Agreement dated September 1, 2004, recorded as instrument #200413/6654 in the Probate Court of Jefferson County, Alabama.

ARTICLE VIII.

COVENANTS

The Company (and, by execution and delivery of the Guaranty, the Guarantor) covenants and agrees with the Lessor and each Lease Participant to comply with the following covenants until either (i) the Facility has been purchased by the Company (or one of its Affiliates) for the Purchase Price or (ii) the Lease has been terminated, the Facility has been returned to the Lessor and the Termination Value or the Final Rent Payment, as the case may be, and all other amounts payable under the Lease and the other Operative Documents upon such occurrence have been paid in full:

Section 8.01                             Financial Reporting.  The Guarantor will deliver to the Lessor and each of the Lease Participants:

(a)                                 Within the later of (i) ninety-five (95) days after the close of each of its fiscal years or (ii) five (5) days after the date such information is filed with the Securities and Exchange Commission or other relevant Governmental Authority, an unqualified audit report certified by independent certified public accountants, acceptable to the Lessor, prepared in accordance with GAAP (or, where applicable, SAP) on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows (solely with respect to the consolidated statements), accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof;

(b)                                 within fifty (50) days after the close of each quarterly period of each of its fiscal years, for itself and the Consolidated Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer or Chief Accounting Officer;

(c)                                  together with the financial statements required hereunder, a Compliance Certificate in substantially the form of Exhibit E attached hereto signed by an Authorized Officer of the Guarantor (i) showing the calculations necessary to determine compliance with Sections 8.04, 8.19 and 8.24 through 8.27, inclusive, (ii) certifying that the Debt Rating as of the most recent Performance Pricing Determination Date has not changed from the prior Performance Pricing Determination Date, or if it has changed, setting forth such changed Debt Rating, and the change in the Applicable Margin in effect as a result and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

(d)                                 in the event an ERISA Insufficiency exists, within 270 days after the close of each fiscal year, a statement of the ERISA Insufficiency with respect to each Plan, certified as correct by an actuary enrolled under ERISA;

(e)                                  promptly upon the request of the Lessor or any of the Lease Participants, copies of all the most recent material reports and notices in connection with Plans that the Guarantor or any Material Subsidiary is required to file under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor, or which the Guarantor or any Material Subsidiary receives from such Governmental Authorities;

(f)                                   as soon as possible and in any event within ten (10) days after receipt by the Company or the Guarantor, a copy of (i) any notice or claim to the effect that the Company, the

Guarantor or any Material Subsidiary is or may be liable to any Person as a result of the release by the Company, the Guarantor or any Material Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company, the Guarantor or any Material Subsidiary, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(g)                                  upon the earlier of (i) fifteen (15) days after the regulatory filing date or (ii) ninety (90) days after the close of each fiscal year of each Significant Insurance Subsidiary copies of the Annual Statements of each of the Significant Insurance Subsidiaries prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Significant Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein with such prescribed or permitted practices as authorized by state regulatory authorities; and within fifteen (15) days after the regulatory filing date, copies of such Annual Statements certified by independent certified public accountants reasonably acceptable to the Lessor if such certification is so required by any Governmental Authority;

(h)                                 promptly upon the filing thereof, copies of all Forms 10Q and 10K (other than earnings press releases or filings made with respect to guaranteed investment contracts, funding agreements and similar instruments and agreements) that the Guarantor or any Material Subsidiary files with the Securities and Exchange Commission and, upon request, any Forms A and B that the Guarantor or any Material Subsidiary files with any insurance commission or department or analogous Governmental Authority;

(i)                                     if and when any member of the Controlled Group (A) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(j)                                    promptly, and, in any event, within 5 Business Days after the Company or the Guarantor becomes aware of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Company or the Guarantor setting forth the details thereof and the action which the Company or the Guarantor is taking or proposes to take with respect thereto;

(k)                                 promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of the Lease, the Company shall give the Lessor written notice thereof, which notice shall specify the damage or loss to the Facility in reasonable detail;

(l)                                     promptly upon the receipt thereof by the Guarantor or the Company, copies of reports, notices, or claims prepared by or on behalf of any Governmental Authority with respect to any adverse action or event that has resulted in the reduction by ten percent (10%) or more in the capital and surplus of any Significant Insurance Subsidiary;

(m)                             promptly and in any event within ten (10) days after learning thereof, notification of any change after the Restatement Closing Date of any rating given by (A) S&P or Moody’s with respect to Guarantor or any Material Subsidiary or (B) A.M. Best & Co. with respect to any Significant Insurance Subsidiary;

(n)                                 promptly notify the Administrative Agent and the Lessor of any issuance of equity by the Guarantor, incurrence by the Guarantor of Indebtedness in an amount in excess of $50,000,000, or disposition by the Guarantor or the Company of tangible Property with a value in excess of $150,000,000;

(o)                                 promptly notify the Administrative Agent and the Lessor of any material change in accounting or financial reporting practices (which may be accomplished by providing the information required in subsections (g) and (h) of this Section or otherwise); and

(p)                                 such other information (including, without limitation, non-financial information) as the Administrative Agent or Lessor may from time to time reasonably request.

Section 8.02                             Inspection of Property, Books and Records.  The Guarantor will cause the Company, and the Company agrees, to permit Lessor, by its representatives and agents, upon reasonable notice to the Company and the Guarantor, to make a reasonable inspection of the Site, to examine and make copies of the books or accounts and other financial records of the Company and the Guarantor and to discuss the affairs, finances and accounts of the Company and the Guarantor with, and to be advised as to the same by, its representatives and officers at such reasonable times and intervals as the Lessor may designate, provided that the Lessor agrees to keep this and all such information provided under this Agreement confidential.  The Company and the Guarantor shall maintain current books or record and accounts as the Company and the Guarantor maintain in the conduct of their respective businesses.

Section 8.03                             Related Contracts.  The Company, either in its capacity as Lessee under the Lease or as agent for the Lessor, will comply with, maintain execution counterparts of, and promptly upon request by the Lessor from time to time deliver copies of, or after the occurrence of an Event of Default, originals of, all Related Contracts.

Section 8.04                             Consolidations, Mergers and Sales of Assets.  The Guarantor and the Company will not, nor will the Guarantor or the Company permit any Material Subsidiary to, merge or consolidate with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a) the Guarantor, or the Company or a Material Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Company, the Guarantor or a Material Subsidiary is the corporation surviving such merger (provided that in any merger of the Guarantor or the Company and a Material Subsidiary, the Guarantor, the Company or a Material Subsidiary shall be the corporation surviving such merger) and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries (other than the Company) may merge with one another or into the Company or the Guarantor.  The foregoing limitation on merger and consolidation and the sale, lease or other transfer of assets shall not prohibit sales of investment assets in the ordinary course of business, and during any Fiscal Quarter, a merger, consolidation or any transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets that are the subject of such merger or consolidation or to be so transferred, when combined with all other assets transferred (including as the result of a merger or consolidation) during such Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters, constituted more than fifteen percent (15%) of Consolidated Total Assets at the end of the most recent Fiscal Year.

Section 8.05                             Maintenance of Existence and Amendments to Organizational Agreements.  The Guarantor and the Company shall, and the Guarantor and the Company shall cause each other Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to do so would not have a Material Adverse Effect.  The Guarantor will cause each Significant Insurance Subsidiary to (i) carry on or otherwise be associated with the business of a licensed insurance carrier and (ii) do all things necessary to renew, extend and continue in effect all licenses that may at any time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer or change the state of its domicile, if such withdrawal or change is in the best interests of the Guarantor and the Company and such Significant Insurance Subsidiary.  The Guarantor shall not, nor shall it cause any of its Subsidiaries to, amend or permit any amendments to its organizational documents if such amendment could reasonably be expected to have a Material Adverse Effect.

Section 8.06                             Dissolution.  The Guarantor and the Company shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock, except through corporate reorganization to the extent permitted by Section 8.04.

Section 8.07                             Notice of Default.  The Guarantor or the Company will give prompt notice in writing to the Administrative Agent and the Lessor of (i) the occurrence of any Default, Event of Default, default under the Credit Agreement, ERISA Event or any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect, (ii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Significant Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension or institution of such proceedings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or with respect to any Significant Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which is reasonably expected to have a Material Adverse Effect or (iv) any judicial or administrative order limiting or controlling the insurance business of any Significant Insurance

Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect.

Section 8.08                             Compliance with Laws; Payment of Taxes.

(a)                                 Each of the Guarantor and the Company shall comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Guarantor nor the Company will (i) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Lessor) liability of the Guarantor, the Company or an ERISA Affiliate to the PBGC; (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material (in the opinion of the Lessor) risk of such a termination by the PBGC of any Plan so as to result in any material (in the opinion of the Lessor) liability of the Guarantor, the Company or any ERISA Affiliate to the PBGC; (iii) be an “employer” (as defined in Section 3(5) of ERISA), or permit any ERISA Affiliate to be an “employer”, required to contribute to any Multiemployer Plan; or (iv) fail to comply in all material respects with any laws or regulations applicable to any Plan.

(c)                                  The Guarantor and the Company shall, and the Guarantor and the Company shall cause each other Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) where the failure to file has not had and would not reasonably be expected to have, a Material Adverse Effect, (ii) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

Section 8.09                             Insurance.  The Guarantor and the Company shall, and the Guarantor and the Company shall cause each other Material Subsidiary to, maintain (either in the name of the Lessor, the Guarantor or the Company, as applicable), with financially sound and reputable insurance companies, insurance on all or substantially all of its property in such amounts and covering such risks, and with such risk retention or self-insurance as is consistent with sounds business practice for Persons in substantially the same industry or the Guarantor or its Material Subsidiaries.  Without limitation of the foregoing, the Company shall maintain or cause to be maintained, with Permitted Insurers, insurance with respect to the Facility and its business in connection therewith of the types and in the amounts specified in the Lease.  The Company will deliver or cause to be delivered to the Lessor promptly upon request of the Lessor, and in any event on or prior to January 1st of each calendar year, commencing with January 1, 2014, a certificate by a firm of independent insurance brokers or consultants chosen by the Company and acceptable to the Lessor setting forth the insurance or self-insurance obtained pursuant to the Lease, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of the Lease, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor has been named as additional insured and loss payee, as its interests may appear, under each such policy, and is not liable for payment of premiums thereunder, that such policies may not be cancelled without at least 30 days prior notice to the Lessor with an opportunity to cure any default thereunder.  The Lessor shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

Section 8.10                             Maintenance of Property.  The Company shall do all things necessary to maintain, preserve, protect and keep the Facility in good repair, working order and condition and make all necessary and proper repairs, renewals and replacements, all in accordance with the requirements of the Lease.  Additionally, the Company shall, and shall cause each Material Subsidiary to, do all things necessary to maintain, preserve, protect and keep all of its other properties and assets in good repair, working order and condition and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

Section 8.11                             Environmental Notices.  The Company shall furnish to the Lessor prompt (and in any event within thirty (30) days after receipt of notice thereof by the Guarantor or the Company) written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Facility or any of the Properties of the Guarantor, the Company or any adjacent property, and all facts, events, or conditions actually known to the Company that could reasonably be expected to lead to any of the foregoing.

Section 8.12                             Environmental Matters.  The Guarantor and the Company shall not and shall not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Facility or the Properties of the Guarantor or the Company any Hazardous Materials except for (a) Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Facility in material compliance with all applicable Environmental Requirements, and (b) Hazardous Materials in the form of diesel fuel for purposes of fueling generators to power the Facility, which fuel is stored in above-ground storage tanks in compliance with all applicable Environmental Requirements.

Section 8.13                             Environmental Release.  The Company agrees that upon the occurrence of an Environmental Release at or on the Facility, the Company will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

Section 8.14                             Transactions with Affiliates.  Neither the Guarantor, nor the Company, nor any of the other Material Subsidiaries shall enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make payments or transfer to, any Affiliate (other than a Wholly-Owned Subsidiary) except (i) any such transactions, payments or transfers with or to such Affiliates as are made in the ordinary course of business and pursuant to the reasonable requirements of the Guarantor’s or such Significant Subsidiary’s business and upon fair and reasonable terms no less favorable to the Guarantor’s or such Significant Subsidiary than the Guarantor or such Significant Subsidiary would obtain in a comparable arms-length transaction and (ii) any such other transactions, payments or transfers with or to such Affiliates as could not reasonably be expected to have a Material Adverse Effect.

Section 8.15                             Further Assurances.  The Guarantor and the Company shall cooperate with the Administrative Agent and Funding Parties to promptly cure any defects in the creation, issuance, due execution and/or delivery by it of the Operative Documents, including this Agreement.  The Guarantor and the Company at their expense will promptly execute and deliver (or cause to be executed and delivered) to the Lessor or the Administrative Agent upon reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Guarantor and the Company in the Operative Documents, including this Agreement, or to further evidence and more fully describe the collateral relating to the Facility intended as security for the Lessor Investments and the Lease Participant Investments, or to correct any item that the Company and the Lessor agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents required by the terms of the Operative Documents, all as may be necessary or appropriate in connection therewith.

Section 8.16                             Compliance with Certain Documents, Permits, Etc.  The Company will perform and observe its obligations under all material agreements and instruments affecting the Facility and all Applicable Permits.  The Company, at its expense and as Lessee under the Lease or as agent for the Lessor, will obtain, preserve, protect and maintain in effect all Applicable Permits.

Section 8.17                             Maintenance; Etc.  The Company shall, at its expense and as Lessee under the Lease or as agent for the Lessor, preserve, protect and maintain in accordance with prudent industry practices their rights in and to the Applicable Permits used in the ordinary course of business of the Facility that are necessary for and material to the operation of the Facility; and the Company shall defend and hold harmless the Lessor and each Lease Participant from and against any cost, liability or expense arising from any claim of infringement, misuse or misappropriation of any of the foregoing.

Section 8.18                             Parcel Wall Agreement.  Within forty-five (45) days following the Restatement Closing Date, the Company, at its sole cost and expense, will deliver an executed agreement (in form and substance reasonably satisfactory to Lessor) pertaining to the existence of, and terms and conditions governing, the common wall between the Facility and another parcel of real property currently owned by Lessee, which agreement will be recorded in the real estate records of Jefferson County, Alabama.

Section 8.19                             Liens, Etc.  The Guarantor and the Company shall not, and the Guarantor and the Company shall cause each other Material Subsidiary to not, create, incur, assume or suffer to exist, any Liens in, of or on any Property of the Company, the Guarantor or a Material Subsidiary, now owned or hereafter acquired by it or upon the Facility, except Permitted Liens.

Section 8.20                             Facility Permitted Use.  The Company shall not under any circumstance undertake to operate or use the Facility except for the Permitted Use.

Section 8.21                             Change in Fiscal Year.  The Guarantor and the Company shall not, and the Guarantor and the Company shall cause each other Consolidated Subsidiary to not, change its Fiscal Year without the consent of the Lessor (acting at the direction of the Majority Funding Parties).

Section 8.22                             Change in Accounting Policies or Reporting Practices.  Neither the Guarantor nor the Company shall change its accounting policies or reporting practices, unless in the case of the Guarantor, such change is permitted by GAAP and in the case of the Company, such change is permitted by SAP, and provided such change does not have the effect of curing or preventing what would otherwise be a Default or an Event of Default had such change not taken place.

Section 8.23                             Restrictions on Ability of Subsidiaries to Pay Dividends.  Except in accordance with any applicable regulatory requirements, the Company shall not, and the Guarantor and the Company shall not permit any Material Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction not in existence on the Restatement Closing Date on the ability of the Company or any such other Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Guarantor, the Company or the other direct parent of such Subsidiary.

Section 8.24                             Adjusted Consolidated Net Worth.  The Guarantor will maintain at all times Adjusted Consolidated Net Worth equal to not less than the sum of (i) $2,172,683,200 plus (ii) 25% of the Consolidated Net Income of Guarantor and its Subsidiaries, if positive, earned after March 31, 2012, through the last day of the most recent fiscal quarter or year, as applicable, for which statements were delivered or required to have been delivered to the Lessor pursuant to Section 8.01(a) or (b), taken as one accounting period, minus (iii) the Guarantor’s consolidated allowance for potential future losses on investments in its investment portfolio not otherwise included for unrealized net gains and losses on assets held for sale pursuant to FASB ASC 320 and accumulated other comprehensive income pursuant to FASB ASC 220 at the end of such fiscal quarter.

Section 8.25                             Ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization.  The Guarantor will maintain at all times a ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization of not more than 0.4 to 1.00.

Section 8.26                             Ratio of Unconsolidated Cash Inflow Available for Interest Expense to Adjusted Consolidated Interest Expense.  The Guarantor will maintain, , on a rolling four (4) quarter basis, a ratio of Unconsolidated Cash Inflow Available for Interest Expense to Adjusted Consolidated Interest Expense of not less than 2.00 to 1.00.

Section 8.27                             Company’s Total Adjusted Capital.  The Company will maintain at all times Total Adjusted Capital in an amount not less than 4.0 times the Company’s Authorized Control Level Risk-Based Capital.  As used herein the terms “Total Adjusted Capital” and “Authorized Control Level Risk-Based Capital” have the meanings attributed thereto in Section 56-46-102 of the Tennessee Code Annotated (or, if the Company is no longer domiciled in the state of Tennessee, the equivalent statutes and regulations in its then-current jurisdiction of domicile) as the same may be modified, supplemented or amended from time to time.

Section 8.28                             Restricted Payments.   The Guarantor will not declare or make any Restricted Payment during any Fiscal Year unless it has first provided for payment of all current principal payments on long-term Indebtedness; provided, that after giving effect to the payment of any such Restricted Payments, no Default shall be in existence or be created thereby.

Section 8.29                             Anti-Terrorism Laws.  Neither the Guarantor nor the Company shall, nor shall they permit any of their respective Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.  Each of the Guarantor and the Company shall deliver to the Lessor, the Administrative Agent, and Lease Participants any certification or other evidence requested from time to time in the Administrative Agent’s sole discretion confirming such Person’s compliance with this Section.

Section 8.30                             Company as Agent of Lessor With Respect to the Facility.

(a)                                 Services.  The Company agrees that it shall provide certain services as provided below and elsewhere in the other Operative Documents on the terms set forth below.

(b)                                 Certain Services.  From the date on which the Lease terminates as provided therein, including any Lease Termination Date or Cancellation Date (as defined herein), through the date provided in Section 8.30(n), the Company hereby agrees to provide and perform, or cause to be provided or performed, all services, labor, supervision, management, maintenance, repairs, common facilities and consumables necessary for the operation of the Facility for the Permitted Use, in accordance with all Governmental Requirements and Insurance Requirements and within the capability set forth in the Facility Plan, including, without limitation:

(i)                                     To cause all contracts and other agreements, including without limitation all Related Contracts, entered into by the Company on behalf of the Lessor to be assignable, including, without limitation, the right to be subject to the Security Instruments;

(ii)                                  To avoid purchasing Property from or entering into any agreement with its Affiliates in connection with the Facility unless upon fair and reasonable terms that are not less favorable to the Lessor than those which might be obtained in an arm’s-length transaction between unaffiliated Persons in the same business at the time such terms are agreed upon;

(iii)                               In the event the Company does not exercise its option to purchase the Facility pursuant to Section 15 of the Lease, to attempt to sell the Facility for cash upon the termination or cancellation of the Lease (subject to the Lessor’s prior written approval of the terms of the sale), and to grant, bargain, sell, convey or contract for the sale or conveyance of the Facility in the name of the Lessor in connection with the duties in this paragraph;

(iv)                              To contract with all Vendors and contractors for supplies, equipment, materials and services, including, without limitation, necessary maintenance work affecting the Facility;

(v)                                 To keep and maintain proper books and records relating to the accounts of the Facility and the book value of the Facility and the Property comprising the Facility;

(vi)                              To pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Facility;

(vii)                           To ask for, demand, collect, recover, and receive, each in the name of the Lessor, all moneys which may become due and owing by reason of conveyances, whether by deed, contract, bill of sale or other instruments or to pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Facility; provided however, the Company shall have the right in its reasonable discretion to settle or waive claims in amounts less than $50,000.00;

(viii)                        To ask for, demand, collect, and recover, each in the name of Lessor, any and all sums that may be due on account of any damage to any of the Facility;

(ix)                              To manage correspondence and conduct communications with all Governmental Authorities with regard to matters affecting the Facility, including, but not limited to, the acquisition of all Permits and satisfaction of all Governmental Requirements and Insurance Requirements and with regard to rights of way and easements, if any, affecting the Facility;

(x)                                 To provide the Lessor with copies of material Related Contracts executed by the Company as Lessor’s agent or on behalf of the Lessor promptly following such execution; and

(xi)                              To provide such additional services as may be reasonably requested by the Lessor for the full and efficient operation of the Facility

(c)                                  Easements, Utilities, Services and Contracts.  Within one hundred twenty (120) days prior to the Scheduled Lease Termination Date (or immediately if the Lease terminates on any Cancellation Date or Lease Termination Date which is not a Scheduled Lease Termination Date), and provided that the Company shall not have elected to purchase, or purchased, the Facility pursuant to the terms of the Lease, at all times thereafter for the term of this Agreement, the Company, at no cost to the Lessor, shall provide, either directly or indirectly, to the Lessor, in compliance with all Governmental Requirements (including, without limitation, all Environmental Requirements, Environmental Authorizations and Environment Judgments and Orders and Insurance Requirements), as confirmed by the Lessor, (i) all rights of ingress and egress, rights-of-way, easements (which easements shall be reasonably direct and shall provide for access over any servient estate created thereby, including the rights to use existing transmission lines), access and real property licenses and rights in real property over or to the Site, (ii) access to storage, transportation and maintenance facilities, fixtures and appurtenances, (iii) an inventory of supplies necessary for the full and efficient operation of the Facility, and (iv) services (whether on- or off-Site, including any shared off-site facilities), including, without limitation, water, electricity, heating, ventilation, air conditioning, lighting, security, steam, waste water treatment and sanitation, receiving and shipping facilities as such rights, licenses, easements, services and utilities are or may be necessary for the full and efficient operation of the Facility.

(d)                                 Equipment and Other Rights.

(i)                                     Within one hundred twenty (120) days prior to the Scheduled Lease Termination Date (or immediately if the Lease terminates on any Cancellation Date or Lease Termination Date which is not a Scheduled Lease Termination Date), and provided that the Company shall not have elected to purchase, or purchased, the Facility pursuant to the Lease, at all times thereafter for the term of this Agreement, the Company shall:

(A)                               provide to the Lessor, by rent-free lease or other similar arrangement, any and all equipment and maintenance tools, and, for a price equal to the Company’s cost therefor if not included in the Facility Cost, all spare parts (including, without limitation, rebuilt parts and major components) and maintenance equipment not covered by the services provided, or caused to be provided, pursuant to the Operative Documents, as are or may be customarily maintained on the Site by the Company for the operation of the Facility in the manner described herein;

(B)                               in compliance with all Governmental Requirements, transfer, or cause to be transferred, to the Lessor any and all equipment inspection reports and maintenance records and all licenses and Applicable Permits required to operate the Facility and all such equipment located on the Site as confirmed by the Lessor;

(C)                               provide, or cause to be provided, to the Lessor, by non-exclusive, royalty free license or other similar arrangement, rights to all patents, patent applications, proprietary computer software, operating and other manuals, “know-how,” copyrights or other intellectual property (excluding trade names and trademarks) as are or may be necessary for the operation of the Facility in the manner described herein.

(ii)                                  The Company represents and warrants to the Lessor that as of the Restatement Closing Date, and at all times thereafter during the term of this Agreement, the construction, assembly, ownership, use, occupancy, maintenance and operation of the Facility and Property included therein does not and will not cause a violation of any Governmental Requirements or Insurance Requirements.

(e)                                  Cost of Services and Rights.

(i)                                     Any and all services described in Section 8.30(c) and all easements and other rights in real property existing or necessary for the full and efficient operation of the Facility during the term of this Agreement shall be provided (A) to the Lessor as specified in Section 8.30(b), and (B) in the case of such easements and other rights in real property as aforesaid, on the terms set forth in Section 8.30(e)(ii) to any Person acquiring title or use of the Facility other than the Lessor.

(ii)                                  Unless otherwise provided herein, any and all services and supplies provided by the Company pursuant to this Section after the Lease Termination Date (or any earlier date on which the Lease terminates as provided therein) and for so long as this Agreement remains in effect (i) which are generally commercially available shall be priced at fair market value, and on arms-length terms and conditions subject to applicable provisions of agreements with producers, shippers and suppliers and Governmental Requirements, or (ii) which are not generally commercially available shall be priced at an amount equal to the Company’s cost (excluding any profit margin).

(f)                                   Reversion of Rights and Contracts.  Upon payment of the Purchase Price as provided in Section 15 of the Lease:  (a) the various agreements, licenses, Applicable Permits and contracts, including without limitation Related Contracts, to be provided hereunder by Company to the Lessor shall revert to the Company (or be transferred to the Company), (b) service contracts with the Company, property rights and licenses granted by the Company to the Lessor shall terminate or be transferred to the Company, and (c) third-party service contracts shall be assigned by the Lessor to the Company, all the foregoing transfers and assignments to be made without recourse and without any representation or warranty whatsoever, other than the absence of “Lessor Liens”, as defined in Section 16(a)(i) of the Lease.  Upon the termination of the Lease and the failure of the Company, the Guarantor or one of their Affiliates to purchase the Facility as provided in Section 15 of the Lease, all such agreements, Applicable Permits, contracts, property rights and licenses and Third Party service contracts, including without limitation Related Contracts, shall remain in place unless terminated by the Lessor.

(g)                                  Additional Support.  In the event that none of the Company, the Guarantor or any of  their Affiliates purchases the Facility from the Lessor pursuant to the Lease, the parties hereto agree to negotiate in good faith to provide to the Lessor such support in addition to that provided for in this Agreement as the Lessor reasonably may deem necessary to maintain, use, occupy and operate the Facility for the Permitted Use or any other purpose requested by the Lessor.

(h)                                 Personnel.  The Company shall at all times employ, or cause to be employed, qualified and properly trained personnel to perform the Company’s obligations under this Section, and shall pay all wages and benefits required by law or contract.  The Company shall be responsible for all matters relating to labor relations, working conditions, training, employee benefits, safety programs and related matters pertaining to such employees.  The Lessor shall have the right to request the removal from the Facility of any personnel reasonably deemed unqualified by the Lessor.

(i)                                     Warranties and Guarantees.  The Company shall use its best reasonable efforts consistent with good industry practices to obtain warranties for the Lessor for parts, equipment, materials or services provided by third-party suppliers in fulfilling the Company’s obligations under this Agreement.  The Company shall comply with all applicable warranties and guarantees presented by Vendors or contractors, and shall take no action that in any way impairs any rights or claims of the Lessor under this Agreement or any Vendor’s or other Person’s warranty.  Without limiting the foregoing, the Company shall use spare parts that will not adversely affect the Lessor’s protection or rights under such warranties or guarantees.

(j)                                    Removal.  The Lessor may at any time, upon five (5) days’ written notice, terminate its engagement of the Company under this Section to maintain and operate the Facility, without terminating this Agreement; provided, however, that the Lessor shall, upon two weeks’ written notice to the Company, be entitled to request the Company to resume its duties under this

Section for the duration of the term of this Agreement to maintain and operate the Facility and the Company shall comply with such request.

(k)                                 Independent Contractor Status.  The Lessor acknowledges that the Company, in performing its duties under this Section to maintain and operate the Facility, is acting as an independent contractor and except as otherwise expressly provided by this Agreement, none of the Lessor, the Administrative Agent, nor the Lease Participants shall have the right to control the conduct of the Company or its personnel in the proper performance of the obligations of the Company under this Section.  The Company acknowledges that the Lessor is the owner of the Facility and, as such, is entitled to control the Facility and its use, subject to the provisions of this Agreement, the Lease, and the other Operative Documents.

(l)                                     Support Expenses.  All reasonable and necessary costs associated with the continued normal operation, preservation and maintenance of the Facility in the manner provided herein during the period commencing on the date on which the Lease terminates as provided therein, including any Lease Termination Date or Cancellation Date, through the date provided in Section 8.30(n) (“Support Expenses”) shall be timely advanced by the Company on behalf of Lessor subject to reimbursement as hereafter set forth.  All such Support Expenses advanced by the Company shall be accounted for by the Company and reported to Lessor pursuant to monthly written operating reports certified by an authorized officer of the Company.  The Lessor shall reimburse the Company for support expenses actually advanced by the Company together with simple interest thereon at the Base Rate per annum, on the earlier to occur of the date following (i) the termination of this Agreement in accordance with Section 8.30(n), or (ii) the date the Facility is sold by or on behalf of the Lessor (and if this Agreement is terminated by the Lessor prior to the sale of the Facility by the Company on behalf of the Lessor, the Lessor shall use reasonable commercial efforts to sell the Facility as soon as is reasonably practical, taking into account the then existing real estate market and the ability to realize sufficient proceeds to pay in full all  of the Lessor Investment, Yield thereon and other amount due and payable under the Lease and the other Operative Documents).  Reimbursement under subsection (i) of this Section 8.30(l) shall be reimbursed by the Lessor solely out of available excess proceeds from the sale of the Facility under Section 15 of the Lease and reimbursement under subsection (ii) of this Section 8.30(l) shall be reimbursed by the Lessor solely out of available excess proceeds from the sale of the Facility by the Lessor as contemplated therein.  In no event shall the Lessor be obligated to reimburse the Company for Support Expenses except to the extent of available excess proceeds described above.  The Company’s right to reimbursement pursuant hereto shall at all times and in all respects be subject and subordinate to the rights of the Lessor to receive full repayment of the Unrecovered Lessor Investments, including Yield thereon.  Notwithstanding anything to the contrary contained herein, the Company shall not be entitled to reimbursement for any costs expended or incurred from the Lease Termination Date or Cancellation Date, as applicable, through the Purchase Closing Date, if extended by the Lessor under Section 15(e) of the Lease, in the event that the Company elects to purchase the Facility and elects to remain in possession of the Facility pursuant to the license referenced in Section 15(e) of the Lease.  All such costs shall be the responsibility of the Company and shall represent the license fee payable in consideration of the rights afforded under such license.

(m)                             Standard of Care.  The Company shall perform all of its duties and obligations under this Section in accordance with the standards mandated under Section 7 of the Lease as if fully set forth herein (which standards are hereby incorporated, mutatis mutandis, herein by reference) and in a good, workmanlike and commercially reasonable manner.  The Company shall exercise such care and in the same manner as would a prudent Person engaged in the business of managing and operating Property similar to the Facility, used in a similar location for the Permitted Use, in the advancement and protection of such Person’s own economic interests and the maximization of such Person’s profits therefrom.  Maintenance shall be scheduled so as to minimize interference with the use, occupation and operation of the Facility and cost consistent with good industry operating and safety standards and all Governmental Requirements and Insurance Requirements.

(n)                                 Termination of the Company’s Obligations Under Section 8.30.  Except as otherwise expressly provided herein, the Company’s obligations under this Section shall commence on the Restatement Closing Date and shall terminate upon the expiration or other termination of the Lease and consummation of the purchase by the Company or the Guarantor (or an Affiliate thereof) of the Facility for the Purchase Price in accordance with the Lease; provided, however, that upon the termination of the Lease, and provided that the Company or the Guarantor (or an Affiliate thereof) shall not have purchased and paid the Purchase Price for the Facility in accordance with the terms of the Lease, this Section shall continue in full force and effect until the date the Facility is sold to a Person other than the Lessee or any of its Affiliates or any earlier written notice from the Lessor of its election to terminate this Agreement.

ARTICLE IX.

EVENTS OF DEFAULT

Section 9.01                             Events of Default.  The occurrence and continuation of any one or more of the following events shall constitute an “Event of Default:”

(a)                                 The Company, in its own capacity or in the capacity as Lessor’s agent or as Lessee under the Lease, defaults in the payment of the principal amount of any Lessor Investment when due; or default in the payment of any Yield on any Lessor Investment when due; or defaults in the payment of any other amounts payable by it hereunder or under the Operative Documents to the Funding Parties when due and such default continues for five (5) Business Days thereafter; or defaults in the payment of any other amounts payable hereunder or under any other Operative Documents to agents, attorneys and consultants of the Lessor or any Lease Participant when due and such nonpayment continues for thirty (30) days thereafter; or

(b)                                 Any representation, warranty, certification or statement made by the Guarantor or the Company in Article VII of this Agreement or in any other Operative Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Operative Document proves to have been incorrect or misleading in any material respect when made or reaffirmed (or deemed made or reaffirmed); or

(c)                                  The Guarantor or the Company fails to observe or perform any covenant or agreement contained in subsection (c) of Section 8.01, in Section 8.02, in Sections 8.04 through 8.06 inclusive, or in Sections 8.23 through 8.28, inclusive, of this Agreement; or

(d)                                 The Company fails to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by subsections (a) and (c) above), or the Guarantor fails to observe or perform any other covenant or agreement contained or incorporated by reference in the Guaranty, and in either case such failure is not cured within thirty (30) days after the earlier to occur of (i) written notice thereof to the Guarantor and the Company by the Lessor at the request of the Majority Funding Parties or (ii) either the Vice President-Investments or the Controller (or if no person has such title, any other officer having similar functions, regardless of title) of the Guarantor or the Company otherwise becomes aware of any such failure; or

(e)                                  A “Lease Event of Default” occurs, any other default or event of default occurs under any other Operative Document, or any default or event of default occurs under the Credit Agreement; or

(f)                                   The Guarantor, the Company or any other Consolidated Subsidiary fails to make any payment in respect of Indebtedness outstanding in an aggregate principal amount equal to or greater than $15,000,000 (excluding Indebtedness incurred pursuant hereto) after the expiry of any applicable grace period; or

(g)                                  Any other event or condition occurs which (i) results in the acceleration of the maturity of Indebtedness (other than Indebtedness which would not constitute a “liability” in accordance with GAAP) outstanding of the Guarantor, the Company or any other Consolidated Subsidiary in an aggregate principal amount equal to or greater than $15,000,000 (including, without limitation, any required mandatory prepayment or “put” of such Indebtedness to the Guarantor (other than a “put” which is not predicated solely on the basis of a breach or other default by the Guarantor, the Company or any other Consolidated Subsidiary), the Company or any other Consolidated Subsidiary) or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders’ behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or any such “put” of such Indebtedness to the Guarantor, the Company or any other Consolidated Subsidiary); or

(h)                                 The Guarantor, the Company or any other Consolidated Subsidiary commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or

(i)                                     An involuntary case or other proceeding is commenced against the Guarantor, the Company or any other Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of thirty (30) days; or an order for relief is entered against the Guarantor, the Company or any other Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

(j)                                    The Guarantor, the Company or any member of the Controlled Group fails to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans is filed under Section 4041(c) of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding is instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated, if the PBGC gives notice of its intention to seek or takes any action seeking to obtain such a decree; or

(k)                                 One or more judgments or orders for the payment of money in an aggregate amount in excess of $15,000,000 (exclusive of amounts fully covered by insurance) is rendered against the Guarantor, the Company or any other Consolidated Subsidiary and such judgment or order continues unsatisfied and unstayed for a period of forty-five (45) days; or

(l)                                     A federal tax lien is filed against the Guarantor, the Company or any other Consolidated Subsidiary under Section 6323 of the Code or a lien of the PBGC is filed against the Guarantor, the Company or any other Consolidated Subsidiary under Section 4068 of ERISA and in either case the amount involved is in an aggregate amount in excess of $15,000,000 and such lien remains undischarged for a period of sixty (60) days after the date of filing;

(m)                             Any of the Operative Documents ceases, for any reason, to be in full force and effect or the Guarantor or the Company so asserts; or

(n)                                 A Change of Control occurs.

Section 9.02                             Remedies.

(a)                                 Upon the occurrence and continuation of any Event of Default (other than a Limited Recourse Event of Default):

(i)                                     other than an Event of Default referred to in Sections 9.01(h) or (i), the Lessor may and, upon request of the Majority Funding Parties shall, declare the principal amount of the Unrecovered Lessor Investments and the accrued Yield thereon and all other amounts payable by the Company hereunder and under the other Operative Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company;

(ii)                                  in the case of the occurrence of an Event of Default referred to in Sections 9.01(h) or (i), the Unrecovered Lessor Investments and the accrued Yield thereon and all other amounts payable by the Company hereunder and under the other Operative Documents shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company; and

(iii)                               at the direction of the Majority Funding Parties, Lessor shall take such other action and exercise such remedies pursuant to the Operative Documents as are available to it under law or in equity.

(b)                                 Notwithstanding Section 9.02(a)(i) and (ii), the Guarantor or the Company may cure any Default or Event of Default under Section 9.01 by paying the Termination Value or purchasing the Facility as provided in Section 15(c) of the Lease for the Purchase Price.

(c)                                  No Lease Participant may initiate or pursue remedies unless and until the Lessor initiated remedies against the Facility, the Guarantor or the Company.  In the event the Lessor has initiated remedies, the Lease Participants may join in enforcement of remedies against the Facility, the Guarantor or the Company.

(d)                                 If the Majority Funding Parties have instructed the Lessor to sell or foreclose on the Facility and other collateral in accordance with the Security Instruments and the Lease, then (i) the net cash sales or foreclosure proceeds to be received must at least equal an amount equal to the Funded Amount, plus all other amounts then owing to the Funding Parties hereunder and under the other Operative Documents and (ii) the Majority Funding Parties may not, without the consent of the Lessor, instruct the Lessor to sell the Facility or any portion thereof for an amount less than sufficient to pay in full the Funded Amount pursuant to Section 3.05, or instruct the Lessor to foreclose on the Facility in accordance with the Security Instruments and the Lease for a cash bid which is not sufficient to pay in full the Funded Amount.

(e)                                  The Funding Parties agree not to exercise their remedies against the Facility under the Security Instruments unless an Event of Default (other than a Limited Recourse Event of Default) has occurred and is continuing hereunder and the Lease has terminated and the Guarantor or the Company (or any Affiliate thereof) shall not have purchased the Facility on or before the Cancellation Date.

(f)                                   Any other term or provision hereof, or in any other Operative Document, to the contrary notwithstanding, upon the occurrence of an Event of Default which constitutes a Limited Recourse Event of Default, the Lessor may, and upon request of the Majority Funding Parties shall, notify the Company of its election to terminate the Lease in accordance with Sections 2 and 15 of the Lease, at which time a Termination Event shall be deemed to have occurred and the Lessor and the Lease Participants shall have the rights with respect thereto as set forth in the Lease and the other Operative Documents.  For purposes of certainty, nothing herein shall prohibit the Lessor and the Lease Participants from exercising remedies under the Lease and under Section 9.02(a) in connection with the occurrence of an Event of Default which occurs after a Termination Event and the undertaking of actions in response thereto.

ARTICLE X.

THE LESSOR AS SERVICING AGENT FOR THE LEASE PARTICIPANTS; THE ADMINISTRATIVE AGENT

Section 10.01                      Lessor as Servicing Agent.

(a)                                 Appointment, Powers and Immunities.  Each Lease Participant hereby appoints and authorizes the Lessor to take such action as servicing agent on its behalf and to exercise such powers under this Agreement as are delegated to the Lessor by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Lessor Investments), the Lessor shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Funding Parties, and such instructions shall be binding upon all Lease Participants; provided, however, that the Lessor shall not be required to take any action which exposes the Lessor to personal liability or which is contrary to this Agreement or applicable law.  The Lessor agrees to give to each Lease Participant prompt notice of each notice given to it by the Guarantor or the Company pursuant to the terms of this Agreement or any of the Operative Documents.

(b)                                 Reliance by Lessor.  Neither the Lessor nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct or its failure to pay to any Lease Participant its Percentage Share of any Rent or other amounts in which such Lease Participant has an Ownership Interest which the Lessor actually has received.  Without limitation of the generality of the foregoing, the Lessor:  (i) may treat any Lease Participant as the owner of its Ownership Interest until the Lessor receives and accepts an Assignment and Acceptance entered into by such Lease Participant, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.06; (ii) may consult with legal counsel (including counsel for the Guarantor or the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lease Participant and shall not be responsible to any Lease Participant for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Operative Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Operative Documents on the part of the Guarantor or the Company or to inspect the Facility or the property (including the books and records) of the Guarantor or the Company; (v) shall not be responsible to any Lease Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Operative Documents or any other instrument or document furnished pursuant hereto; (vi) shall incur no liability under or in respect of this Agreement or the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or e-mail) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in selling or otherwise disposing of the Facility in accordance with the Security Instruments, upon receiving instructions signed by the Majority Funding Parties.

(c)                                  Defaults.  The Lessor shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of Rent) unless the Lessor has received notice from a Lease Participant or the Company specifying such Default and stating that such notice is a “Notice of Default.”  The Lessor shall give prompt notice to the Lease Participants of each non-payment or any notice of Default Lessor receives from a Lease Participant.  The Lessor shall take such action with respect to such Default as shall be directed by the Majority Funding Parties as provided in Section 9.02, provided that, unless and until the Lessor shall have received such directions, the Lessor may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Funding Parties.

(d)                                 Rights as a Funding Party.  With respect to its Lessor Investment and its Ownership Interests, the Lessor shall have the same rights and powers under this Agreement as any other Funding Party (except to the extent the rights and obligations of the Lessor as such are expressly different from the rights of the Lease Participants as such) and may exercise the same as though it were not acting as the agent of the Lease Participants as provided herein; and the term “Funding Party” or “Funding Parties” shall, unless otherwise expressly indicated, include the Lessor in its individual capacity.  The Lessor and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Guarantor, the Company, any of the other Subsidiaries and any Person who may do business with or own securities of the Guarantor or any of the Subsidiaries, all as if the Lessor were not the agent of the Lease Participants pursuant hereto and without any duty to account therefor to the Lease Participants.

(e)                                  Indemnification by Lease Participants.  The Lease Participants agree to indemnify the Lessor (to the extent not reimbursed by the Company), ratably according to their respective Ownership Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lessor in any way relating to or arising out of this Agreement or any of the Operative Documents or any action taken or omitted by the Lessor under this Agreement or any of the Operative Documents, provided that no Lease Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements resulting from the Lessor’s gross negligence or willful misconduct, or Lessor’s failure to pay to any Lease Participant its Percentage Share of any Rent or other amounts in which such Lease Participant has an Ownership Interest which the Lessor actually has received.  Without limitation of the foregoing, each Lease Participant agrees to reimburse the Lessor promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Lessor in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Operative Documents, to the extent that the Lessor is not reimbursed for such expenses by the Guarantor or the Company.

(f)                                   Indemnification by Lessor.  Solely to the limited extent, if any, monies are received by Lessor from the Company with respect to the Indemnified Risks and without recourse to the Lessor except with respect to such monies received, the Lessor agrees to indemnify and save harmless each other Indemnified Party, from and against all liabilities, Liens, Taxes, actual losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and actual costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable out-of-pocket attorneys’ fees and expenses and all other expenses incurred, suffered or realized in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which is incurred by or asserted against or involve any of them as a result of, arising directly or indirectly out of or in any way related to any of the Indemnified Risks.

(g)                                  Non-Reliance on Lessor and other Lease Participants.  Each Lease Participant acknowledges that it has, independently and without reliance upon the Lessor or any other Lease Participant and based on the financial statements referred to in Section 7.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lease Participant also acknowledges that it will, independently and without reliance upon the Lessor or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Except for notices, reports and other documents and information expressly required to be furnished to the Lease Participants by the Lessor hereunder, the Lessor shall not have any duty or responsibility to provide any Lease Participant with any credit or other information concerning the affairs, financial condition or business of the Guarantor, the Company or any affiliates thereof, which may come into the possession of the Lessor or any of its affiliates.

(h)                                 Failure to Act.  The Lessor shall in all cases be fully justified in failing or refusing to act hereunder or under the other Operative Documents unless it shall be indemnified to its satisfaction by the Lease Participants against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

Section 10.02                      Appointment of the Administrative Agent.

(a)                                 The parties hereto acknowledge and agree that Lessor may, and hereby does, appoint the Administrative Agent to undertake and perform on its behalf all of Lessor’s administrative and servicing obligations under the Operative Documents, including, without limitation, (i) sending and receiving notices by or on behalf of the Lessor (all of which notices, when delivered by the Administrative Agent, shall constitute constructive delivery thereof by the Lessor and, when received by the Administrative Agent, shall constitute constructive receipt thereof by the Lessor), (ii) the collection and disbursement of all payments which are to be made to or from Lessor to any other party (including, without limitation, the payment of Rent, Supplemental Rent, Yield, payments under the Guaranty, the proceeds of any collateral, the proceeds of any right of setoff, and insurance or condemnation proceeds), (iii) the receipt, on Lessor’s behalf, of any reports, financial statements, and other information required to be delivered to the Lessor under the Operative Documents (including, without limitation, the financial statements required to be delivered pursuant hereto, and environmental reports), all of which, when received by the Administrative Agent shall constitute constructive receipt thereof by the Lessor, (iv) maintaining the Register in accordance with Section 11.06(e), (v) delivering notices with respect to Yield and the Applicable Margin, (vi) reviewing and approving or disapproving proposed subleases pursuant to Section 21(c) of the Lease (provided, that all subleases in effect as of the Restatement Date are approved by the Lessor and Lease Participants) and (vii) exercising, to the extent requested by Lessor from time to time, all rights and remedies afforded Lessor, and on the Lessor’s behalf, under the Operative Documents.

(b)                                 In performing its duties as the Administrative Agent hereunder, the Administrative Agent shall be entitled to all of the rights and benefits afforded Lessor as servicing agent under Section 10.01, all of which are incorporated by reference into this Section in favor of the Administrative Agent, mutatis mutandis, including, without limitation, the rights with respect to indemnification from the Lease Participants, the benefits of any exculpation afforded Lessor under Section 10.01, rights with respect the failure or refusal to act, and the rights as a Funding Party (if the Administrative Agent is or becomes a Funding Party).

(c)                                  Each of the parties hereto (and the Guarantor by execution and delivery of the Guaranty) agrees to abide by the provisions of this Section and other provisions in the Operative Documents in respect of the Administrative Agent’s role and function in connection with the administration of the transactions contemplated herein and therein by, among other things, making all payments of money (whether as Rent, proceeds, or otherwise) which would otherwise be payable to Lessor directly to the Administrative Agent and sending all notices which would otherwise be sent to Lessor directly to the Administrative Agent.

(d)                                 Each of the parties hereto (and the Guarantor by execution and delivery of the Guaranty) agrees that (i) notice under any of the Operative Documents delivered to the Administrative Agent shall constitute constructive receipt thereof by Lessor and that notice delivered by the Administrative Agent shall constitute in all respects notice delivered by the Lessor under the Operative Documents and (ii) receipt by the Administrative Agent of any payment under the Operative Documents which would otherwise be payable to or for Lessor’s account shall constitute receipt thereof by the Lessor.

(e)                                  The Guarantor acknowledges and agrees to the provisions of this Section by its execution and delivery of the Guaranty.

ARTICLE XI.

MISCELLANEOUS

Section 11.01                      Amendments, Etc.  The parties hereby agree that (a) no amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by the Company herefrom, shall be effective against the Company, the Lessor, the Administrative Agent, or the Lease Participants unless it shall be in writing and signed by the Company and the Majority Funding Parties; (b) no amendment, modification or waiver of any provision of the Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective against the Guarantor, the Lessor or the Lease Participants, unless signed by the Guarantor and the Lessor, with the consent of all of the Lease Participants; and (c) no amendment, modification or waiver of any provision of any other Operative Documents, and no consent to any departure by the Company or the Guarantor, as applicable, therefrom, shall be effective against the Guarantor or the Company, as applicable, or the Lessor or the Lease Participants unless signed by the Persons executing such Operative Document, the Guarantor and/or the Company, as applicable, and the Lessor, with the consent of the Majority Funding Parties; provided, however, that:  (i) no such amendment, waiver or consent shall, unless in writing and signed by the Company, all the Funding Parties, and the Administrative Agent, be effective to (A) amend this Section or (B) or change the definition of “Final Rent Payment,” “Termination Value,” or “Purchase Price”; (ii) no such amendment, waiver or consent shall, unless in writing and signed by all the Funding Parties, be effective to (A) subject any Funding Parties to any additional obligation, (B) reduce or forgive all or any portion of the principal of the Lessor Investments or Yield thereon or reduce the rates used to determine Yield (including, without limitation, the Pricing Schedule), (C) postpone or otherwise change any date fixed for any payment of the principal of the Lessor Investments or Yield thereon, (D) change the definition of “Majority Funding Parties,” “A Percentage Share,” or “B Percentage Share” or the percentage of the aggregate Ownership Interests which shall be required for the Lessor (or the Administrative Agent on Lessor’s behalf) to take any action under this Agreement, (E) except as otherwise permitted in this Agreement or the other Operative Documents, permit the creation of any Lien (other than Permitted Liens) on the Collateral equal to or prior to the interests of the Funding Parties or sell or otherwise dispose of any portion of the Collateral or release any Lien created under the Operative Documents, or (F) waive the terms of any payment obligation (whether Yield or Lessor Investments) or amend or modify the order of application of payments and proceeds; (G) release the Company or any surety or guarantor of any of the Company’s obligations or otherwise limit recourse to such surety or guarantor; or (H) waive any of the conditions specified in Article VI; (iii) no such amendment, waiver or consent shall, unless in writing and signed by the Lessor and all other Funding Parties, be effective to restrict, limit, or terminate the rights of, or increase or modify the duties of, Lessor under any Operative Document; and (iv) no such amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and all of the Funding Parties, be effective to restrict, limit, or terminate the rights of, or increase or modify the duties of, the Administrative Agent under any Operative Document.  In any of the foregoing events, any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11.02                      Notices.  Except as otherwise provided in Article II or Article V, all notices and other communications provided for hereunder shall be in writing (including by telecopier and e-mail) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, for the Guarantor, at 2801 Highway 280 South, Birmingham, Alabama 35223, Attention: Lance Black, Telecopier: 205-268-3642, E-mail: lance.black@protective.com, for any party hereto, at its address set forth under its name on its signature page hereto or, as to a Lease Participant that is not a party hereto as of the date hereof, in an Assignment and Acceptance, or as to each party at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively.  A notice received by the Lessor (or the Administrative Agent on Lessor’s behalf) by telephone pursuant to Article II or Article V shall be effective if the Lessor (or, if to the Administrative Agent, the Administrative Agent) believes in good faith that it was given by an authorized representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.  The parties hereto acknowledge the applicability of Section 10.02 to terms in this Section relating to the delivery of notice to and from the Lessor.

Section 11.03                      Payment of Expenses, Indemnities, Etc.

(a)                                 The Company agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Lessor and the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder, (ii) all reasonable costs and expenses incurred by Lessor and the Administrative Agent and their Affiliates in syndicating or re-issuing to the Lease Participants all or any portion of the Lessor Investments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for Lessor, the Administrative Agent or any of their Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Lessor, the Administrative Agent, and the Lease Participants in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the other Operative Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel.  In furtherance of and not in limitation of the foregoing, the Company shall pay all fees, costs and expenses incurred in obtaining the Approved Appraisal, the Environmental Assessment, the Title Policy or endorsement required by Section 6.01(j), the updated Survey or affidavit of no change required by Section 6.01(i) and the Related Contracts.  The Company shall indemnify Lessor, the Administrative Agent and each Lease Participant against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of, and performance of obligations under, any of the Operative Documents.

(b)                                 The Company (in its capacity as Lessee) agrees, in addition to any other indemnity obligations set forth in any Operative Document, to indemnify and save harmless each Indemnified Party from and against all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys’ fees and expenses and all other expenses incurred, suffered or realized in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (i) the failure of the Guarantor or the Company to perform or caused to be performed, or the inadequacy of, any environmental due diligence previously required by the Lessor in connection with the Facility; (ii) the breach of any representation, warranty or agreement set forth under the Operative Documents regarding Environmental Requirements or relating to environmental matters; (iii) the failure of the Guarantor or the Company to perform any obligation required to be performed under the Operative Documents pursuant to Environmental Requirements or relating to environmental matters; (iv) the failure of the Guarantor or the Company to obtain any Environmental

Authorizations required in the management, maintenance and operation of the Facility, or the operation of any business on or related to the Facility or the Site; (v) any Environmental Damages, Environmental Liabilities and Environmental Proceedings relating to the Facility; (vi) all acts or omissions by or on behalf of the Company, its contractors, employees, agents, licensees, representatives or any other Person for whose conduct the Company is responsible in connection with this Agreement, any Related Contract or under any Operative Document (individually and collectively, as the context shall require, the “Company Agents”); (vii) the breach or failure to perform by the Company (directly or by any of the Company Agents) of any provisions of this Agreement or under any Operative Document; (viii) the operations of the business of the Company; (ix) the failure of the Company (directly or by any of the Company Agents) to comply with any Governmental Requirement (including, without limitation, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Facility or any portion thereof); (x) the failure of the Company (directly or by any of the Company Agents) to pay any amount required to be paid hereunder or under the Lease or any other Operative Document, including, without limitation (and without duplication), the Lessor Investments and Yield thereon (whether or not the Lease has terminated) and Rent; (xi) the Lessor’s ownership and leasing of the Facility pursuant to the Lease (other than taxes excluded from the definition of Taxes); (xii) the sale of any portion of the Facility either to the Company or any other Person pursuant to the provisions of the Lease; (xiii) any Imposition, Lien, judgment, order, tax, or other payment owing in respect of the Facility or which the Company is obligated to discharge or pay to any Person; (xiv) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Company of the Facility or any portion thereof, or the condition of the Facility or any portion thereof; (xv) any Default or Event of Default under the Lease or this Agreement; (xvi) any act or omission of the Company (directly or by any of the Company Agents) relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of the Facility or any portion thereof; (xvii) performance of any labor or services or furnishing of any materials or other Property in respect of the Facility or any portion thereof; (xviii) any permitted contest referred to in Section 15 of the Lease; and (xix) any claims for patent, trademark, trade name or copyright infringement; provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks pursuant to this Section to the extent such Indemnified Risks result from or arise out of the willful misconduct or gross negligence of such Indemnified Party.

(c)                                  The risks identified in Section 11.03(b) are referred to in this Agreement, individually and collectively, as the context shall require, as the “Indemnified Risks.”  The Lessor, the Administrative Agent, and each Lease Participant, and their respective successors and assigns, and their officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates, contractors, subcontractors and servants are referred to in this Agreement individually as an “Indemnified Party” and collectively as the “Indemnified Parties.”

(d)                                 If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, suit, proceeding, or claim shall be actual or threatened, or in preparation therefor, the Company will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense.  Notwithstanding the foregoing, the Indemnified Party may assume the defense of such action, suit, proceeding, or claim (and the Company agrees to reimburse such Indemnified Party on demand for the reasonable fees and expenses of any counsel retained by the Indemnified Party), if (i) such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company or (ii) the Indemnified Party’s counsel shall have advised such Indemnified Party that such action, suit, proceeding, or claim involves a risk of the imposition of criminal liability or will involve a material risk of the sale, forfeiture, or loss of, or the creation of any Lien (other than a Permitted Lien of the type described in clause (i) of the definition thereof) on the Lease or the Facility or any part thereof.  The Company may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement and only if such settlement does not include any admission of bad faith, gross negligence, willful misconduct, or criminal conduct to be entered against, or deemed made by, any Indemnified Party (unless the Indemnified Parties implicated thereby or involved therein agree thereto in writing in their sole discretion).  No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys’ fees or expenses, from the Company for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company’s prior written consent, which will not be unreasonably withheld.

(e)                                  The obligations of the Company under this Section shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Company under this Agreement and the other Operative Documents, and shall also expressly survive any sale, transfer or conveyance of the Facility made by the Lessor pursuant to the Lease for a period of two (2) years after the termination of this Agreement and any such sale, transfer or conveyance, except for indemnification obligations of the Company, which shall continue to survive thereafter.

(f)                                   Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as:  (i) the Company shall have assumed the defense of such action and is diligently prosecuting the same; (ii) the Company is financially able to pay all its obligations outstanding and asserted against the Company at that time, including the full amount of the Indemnified Risks; and (iii) the Company has taken all action as may be reasonably necessary to prevent (A) the collection of such Indemnified Risks from, or the assertion of any Lien in respect thereof against, the Indemnified Party or its property or assets; (B) the sale, forfeiture or loss of the Facility or any portion thereof, or any property or assets of such Indemnified Party during such defense of such action; and (C) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

(g)                                  The Company acknowledges and agrees, subject to the limitations contained in subsection (b), that its obligations under this Section are intended to include and extend to any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (i) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any alleged Hazardous Materials at, under, onto, above, within or from the Facility or any part thereof or any business conducted on or related to the Facility or the Site; (ii) the violation or alleged violation of any Environmental Requirements relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (iii) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (iv) the Company’s failure to comply with its obligations under Section 7 of the Lease; and (v) any abandonment of the Facility by the Company.

(h)                                 Without limiting the generality of the foregoing provisions of this Section, the Company agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Facility (other than a Co-Lessee) which causes the Lessor any delay in exercising its remedies, or results in the reduction of the Lessor’s remedies, under the Lease.

(i)                                     In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder, except to the extent such failure deprives the Company of any material defense otherwise available to the Company in connection therewith.

Section 11.04                      No Waiver; Remedies.  No failure on the part of any Funding Party to exercise, and no delay in exercising, any right hereunder or under any Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Operative Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.05                      Right of Set-Off.  Upon the occurrence of an Event of Default, each Funding Party and the Administrative Agent, and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Funding Party, Administrative Agent, or Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement held as part of its Ownership Interests by such Funding Party, Administrative Agent, or Affiliate, irrespective of whether or not such Funding Party, Administrative Agent, or Affiliate shall have made any demand under this

Agreement and although such obligations may be unmatured.  Each Funding Party (for itself and on behalf of its Affiliates) and the Administrative Agent (for itself and on behalf of its Affiliates), as applicable, agrees promptly to notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Funding Party, the Administrative Agent, and such Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the same may have.  All amounts received by any Funding Party, the Administrative Agent, or any such Affiliate pursuant to this Section shall be shared with the other Funding Parties pursuant to Section 4.02.

Section 11.06                      Assignments and Participations.

(a)                                 The Company may not assign its rights or obligations hereunder or under any other Operative Document without the prior consent of all of the Funding Parties.

(b)                                 The Lessor shall have the right at any time to sell A Percentage Ownership Interests and/or B Percentage Ownership Interest to A Percentage Lease Participants and/or B Percentage Lease Participants, as applicable, without the prior consent of the other Lease Participants, but (unless a Default or Event of Default is in existence) subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. The Lessor shall not have the right to assign its rights and obligations as Lessor hereunder and under the Lease and the other Operative Documents except, with the prior written consent of the Lease Participants and (unless a Default or Event of Default is in existence) the Company, which consent in either case shall not be unreasonably withheld or delayed, to an Eligible Lessor Assignee (and such Eligible Lessor Assignee shall expressly assume in writing the Lessor’s rights and obligations hereunder and under the Operative Documents).  Upon such assignment, from and after the effective date thereof, (i) the assignee thereunder shall be the Lessor hereunder and have the rights and obligations of the Lessor hereunder (including, without limitation, the obligations with respect to the Lessor Investments and the Lessor Equity Interest) and (ii) the assigning Lessor shall relinquish its rights under this Agreement, and such assigning Lessor shall cease to be a party hereto.

(c)                                  Each Lease Participant may at any time assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its A Percentage Ownership Interests and/or B Percentage Ownership Interests, as applicable), and the assignee thereof shall assume all such rights and obligations pursuant to an Assignment and Acceptance executed by such assignee, such assigning Lease Participant and the Lessor); provided, however, that (i) the amount of the A Percentage Ownership Interests or B Percentage Ownership Interests of the assigning Lease Participant being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, or integral multiples of $1,000,000 in excess thereof (or, if less, in either case, the entire A Percentage Ownership Interests or B Percentage Ownership Interests of the assigning Lease Participant), (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent (on behalf of the Lessor), for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (for the account of the Lessor), and shall send to the Administrative Agent (on behalf of the Lessor) an executed counterpart of such Assignment and Acceptance, with a copy to the Company.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lease Participant hereunder and (B) the assigning Lease Participant thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lease Participant’s Ownership Interests, such Lease Participant shall cease to be a party hereto).

(d)                                 By executing and delivering an assignment by the Lessor or an Assignment and Acceptance by a Lease Participant, each assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in assignment by the Lessor or such Assignment and Acceptance by a Lease Participant, such assigning Lessor or Lease Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lessor or Lease Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor or the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other Operative Document or by the Guarantor under the Guaranty; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into assignment or such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Lessor (if it is an assignee of a Lease Participant), such assigning Lessor or Lease Participant or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Lessor Assignee or Eligible Assignee, as applicable; (vi) such assignee appoints and authorizes the Lessor (if it is not an assignee of a Lease Participant) and the Administrative Agent to take such action as agent or Administrative Agent, as applicable, for the Lease Participants on its behalf and to exercise such powers under this Agreement as are delegated to the Lessor and the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as either the Lessor or a Lease Participant, as the case may be.

(e)                                  The Administrative Agent shall maintain on behalf of the Lessor at its address referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lease Participants and the Ownership Interests and Lease Participant Investments owing to each Lease Participant from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Administrative Agent, the Guarantor, the Company, the Lessor and the other Lease Participants may treat each Person whose name is recorded in the Register as a Lease Participant hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Guarantor, the Company, the Lessor, and any Lease Participant at any reasonable time and from time to time upon reasonable prior notice.  Upon the acceptance of any Assignment and Acceptance for recordation in the Register, Exhibit E hereto shall be deemed to be amended to reflect the revised Lease Participant Investments of the parties to such Assignment and Acceptance as well as administrative information with respect to any new Lease Participant as such information is recorded in the Register.

(f)                                   Upon its receipt of an Assignment and Acceptance executed by an assigning Lease Participant and an assignee representing that it is an Eligible Assignee, the Administrative Agent (on behalf of the Lessor) shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Guarantor, the Company, the Lessor, the other Lease Participants.  Within five (5) Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Lessor, at the expense of the Company, shall execute and deliver to each of the Lease Participants a new Ownership Certificate, giving effect to such Assignment and Acceptance and dated the date thereof.  Such Ownership Certificates shall be conclusive and binding absent manifest error.

(g)                                  Each Lease Participant may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Ownership Interests); provided, however, that (i) such Lease Participant’s obligations under this Agreement shall remain unchanged, (ii) such Lease Participant shall remain solely responsible to the Lessor for the performance of such obligations, (iii) such Lease Participant shall remain the owner of its Ownership Interests for all purposes of this Agreement, (iv) the Guarantor, the Company, the Administrative Agent, the Lessor and the other Lease Participants shall continue to deal solely and directly with such Lease Participant in connection with its rights and obligations under this Agreement and the other Operative Documents, (v) such Lease Participant shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or Yield on the Lessor Investments, (B) reduce the Yield payable under this Agreement and such Lease Participant’s Ownership Interests, or (C) consent to the assignment or the transfer by the Company or the Lessor of any of its rights and obligations as the Company or the Lessor, respectively, under this Agreement (to the extent such consent is required pursuant to the Agreement) and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a “Lease Participant” hereunder.

(h)                                 The Lessor or any Lease Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Guarantor or the Company furnished to the Lessor or such Lease Participant by or on behalf of the Company or the Guarantor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Guarantor and the Company to preserve the confidentiality of any confidential information relating to the Guarantor or the Company received by it from the Lessor or such Lease Participant in a manner consistent with Section 11.13.

(i)                                     Anything in this Agreement to the contrary notwithstanding, any Lease Participant may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, its Ownership Interests) in favor of any United States governmental agency, including, without limitation, any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

(j)                                    Notwithstanding any other provision of this Agreement or any other Operative Document, neither the Guarantor or the Company nor any of their Affiliates (i) may acquire any of the Ownership Interests unless the Guarantor or the Company or such Affiliate acquires all of the Ownership Interests in a single transaction and thereby becomes bound by the provisions hereof; and unless the Guarantor or the Company or such Affiliate shall have acquired all of the Ownership Interests, it shall not be entitled to exercise any rights or remedies of a Funding Party under any of the Operative Documents.

(k)                                 Notwithstanding any other provision of this Agreement to the contrary, no assignee or participant shall be entitled to receive any greater payment under Sections 4.06 or 5.03 than the transferor Funding Party would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Sections 5.02 or 5.03 hereof requiring such Funding Party to designate a different Applicable Funding Office under certain circumstances or at a time when the circumstances giving rise to such a greater payment did not exist.

Section 11.07                      Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other Operative Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Operative Document.

Section 11.08                      Entire Agreement.  THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE LESSOR, THE ADMINISTRATIVE AGENT, THE LEASE PARTICIPANTS, THE GUARANTOR AND THE COMPANY AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THIS WRITTEN AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 11.09                      References.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

Section 11.10                      Successors; Survivals.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The obligations of the Company under Section 4.06, Article V, and Section 11.03 shall survive the redemption of the Lessor Investments and the termination of this Agreement.

Section 11.11                      Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 11.12                      Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery to the Lessor of a counterpart executed by a Lease Participant shall constitute delivery of such counterpart to all of the Lease Participants and the Administrative Agent.  This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

Section 11.13                      Confidentiality.  Each Funding Party and the Administrative Agent agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Company or the Guarantor to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential) confidential from anyone other than Persons employed or retained by such Funding Party or the Administrative Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Lessor Investments, the Ownership Interests or the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however, that nothing herein shall prevent any Funding Party or the Administrative Agent from disclosing such information (a) to any other Funding Party or the Administrative Agent, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Funding Party or the Administrative Agent, as applicable, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which any Funding Party, the Administrative Agent, or any of their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Funding Party’s or Administrative Agent’s legal counsel and independent auditors, (h) to any actual or proposed Eligible Lessor Assignee, Eligible Assignee or other participant in all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section; provided that should disclosure of any such confidential information be required by virtue of clause (b), (c) or (e) of the immediately preceding sentence, any relevant Funding Party or the Administrative Agent shall, to the extent permitted by applicable law, rule or regulations, promptly notify the Company or the Guarantor of same so as to allow the Company and the

Guarantor to seek a protective order or to take any other appropriate action; provided, further, that none of the Funding Parties nor the Administrative Agent shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Company and the Guarantor to effect any such action.

Section 11.14                      Governing Law; Submission to Jurisdiction.

(a)                                 This Agreement (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof (other than Section 5.1401 of the New York General Obligations Law), except to the extent that the laws of the State of Alabama mandatorily apply.

(b)                                 The Company hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Lessor or any Lease Participant in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the other Operative Documents (such claims and causes of action, collectively, being “Permitted Claims”), and the Company hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court.  The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims.  The Company hereby irrevocably agrees that service of copies of the summons and complaint and any other process which may be served by the Lessor, the Administrative Agent, or the Lease Participants in any such action or proceeding in any aforementioned court in respect of Permitted Claims may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, at the Company’s address specified pursuant to Section 11.02.  The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Nothing in this Section shall (i) affect the right of any Lease Participant or the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lease Participant or the Lessor to bring any action or proceeding against the Company or its property in the courts of other jurisdictions or (ii) be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

Section 11.15                      Yield.  It is the intention of the parties hereto that each Funding Party shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Funding Party under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Funding Party notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or in any other Operative Document or any other agreement entered into in connection with or as security for the Ownership Interests, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Funding Party that is contracted for, taken, reserved, charged or received by such Funding Party under this Agreement or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with the Ownership Interests shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Funding Party on the principal amount of its Ownership Interests (or, to the extent that the principal amount of its Ownership Interests shall have been or would thereby be redeemed in full, refunded by such Lease Participant to the Lessor and by the Lessor to the Company); and (ii) in the event that the maturity of the Ownership Interests is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted redemption, then such consideration that constitutes interest under law applicable to any Funding Party may never include more than the maximum amount allowed by such applicable law, and excess Yield, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Funding Party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Funding Party on the principal amount of its Ownership Interests (or, to the extent that the principal amount of the Ownership Interests shall have been or would thereby be redeemed in full, refunded by such Lease Participant to the Lessor and by the Lessor to the Company).  All sums paid or agreed to be paid to any Funding Party for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Funding Party, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Ownership Interests, until payment in full, so that the rate or amount of Yield on account of any Ownership Interests hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of Yield payable to any Funding Party on any date shall be computed at the Highest Lawful Rate applicable to such Funding Party pursuant to this Section and (ii) in respect of any subsequent Yield computation period the amount of Yield otherwise payable to such Funding Party would be less than the amount of Yield payable to such Funding Party computed at the Highest Lawful Rate applicable to such Funding Party, then the amount of Yield payable to such Funding Party in respect of such subsequent Yield computation period shall continue to be computed at the Highest Lawful Rate applicable to such Funding Party until the total amount of Yield payable to such Funding Party shall equal the total amount of Yield which would have been payable to such Funding Party if the total amount of Yield had been computed without giving effect to this Section.

Section 11.16                      Characterization.

(a)                                 In order to protect the rights and remedies of the Funding Parties following a Termination Event or a Cancellation Event, and for the purposes of commercial law and Federal, state and local income and ad valorem taxes and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (i) the Lease be treated as the repayment and security provisions of a loan by the Lessor to the Company in the amount of the Facility Cost, (ii) all payments of Basic Rent, Supplemental Rent, the Final Rent Payment, the Termination Value and the Purchase Price be treated as payments of principal, interest and other amounts owing with respect to such loan and (iii) the Company be treated as entitled to all benefits of ownership of the Facility or any part thereof.  In addition, the parties acknowledge that after payment in full of the Ownership Interests, the Yield accrued thereon and any other obligations of the Company under the Operative Documents, any remaining proceeds of the Facility shall be distributed to the Company.

(b)                                 The Company agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Company for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in the preceding subsection (a), and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Lessor or the Lease Participants from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment.  Each of the Lessor and the Lease Participants agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Lessor or any Lease Participant, as the case may be, for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Company, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Company or the Guarantor would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Company will provide an indemnity against such unrelated income tax liability satisfactory to the Lessor or any Lease Participant, as the case may be, in its sole opinion.

(c)                                  The Company acknowledges that none of any Lease Participant, the Administrative Agent, the Lessor or any Affiliate of any of the foregoing thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties’ tax or accounting treatment of the Facility or the financing thereof, nor is any Lease Participant, the Lessor, the Administrative Agent, or any Affiliate or any of the foregoing responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facility or the financing thereof, and the Company has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

Section 11.17                      Compliance.  None of the Lessor, the Administrative Agent, nor any Lease Participant has any responsibility for compliance by the Facility or the Company with any Governmental Requirement or other matters.  The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Lessor, the Administrative Agent, and the Lease Participants with respect thereto in the manner provided in the Lease.

Section 11.18                      Facility.  Upon payment by the Company of the Purchase Price Value in connection with its purchase of all of the Facility in accordance with the Lease, or the repayment in full of all amounts then due and owing by the Company under the Operative Documents, and promptly upon the request of the Company, the Lessor shall convey the Facility to the Company or its designee, free and clear of any Lien or other adverse interest of any kind created by the Lessor or any Person claiming by, through or under the Lessor, including, without limitation, the Lessor and the Lease Participants (except as consented to by the Company).

Section 11.19                      Funding Parties.  No recourse under any obligation, covenant or agreement of any Funding Party contained in this Agreement, any Operative Document or any agreement or document executed in connection herewith or therewith or the transactions contemplated hereby or thereby shall be had against any shareholder, employee, officer, director, affiliate or incorporator of the Funding Parties.  The obligations, covenants and agreements of the Funding Parties under any of the foregoing agreements and documents are solely the corporate obligations of the Funding Parties, and the Lessor (with respect to the Lease Participants) and the Company and the Lease Participants (with respect to the Lessor) agree to look solely to the Lease Participants or the Lessor, as applicable, for payment of all obligations, including, without limitation, any fees or other amounts due hereunder or thereunder, and claims arising out of or relating to any of the foregoing agreements and documents.  The provisions of this Section shall survive the termination of this Agreement.

Section 11.20                      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 11.21                      Certain Acknowledgments of the Parties.  Each of the parties hereto hereby acknowledges and agrees that (i) this Agreement and the other Operative Documents have not been negotiated by the Lessor or any of the Lease Participants in the State of Alabama, (ii) the closing of the transactions contemplated by this Agreement and the other Operative Documents shall take place at the office of the Lessor in Charlotte, North Carolina, or at the office of its counsel in Dallas, Texas, and (iii) in addition to the satisfaction of other conditions set forth in Section 6.01 of this Agreement, this Agreement shall not be effective until the Lessor has received at its office in Charlotte, North Carolina the documents described in the first sentence of Section 6.01.

Section 11.22                      Amendment and Restatement.  This Agreement constitutes an amendment and restatement of the Original Investment Agreement, the terms of which survive, but only as amended and restated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Company:	PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation

By:
Name:
Title:

Principal Place of Business and Chief Executive Office:

2801 Highway 280 South
Birmingham, Alabama 35223
Attention: Lance Black
Telecopier: 205-268-3642
E-mail: lance.black@protective.com

Signature Page – Second Amended and Restated Investment and Participation Agreement

Lessor:	WACHOVIA DEVELOPMENT CORPORATION

By:
Name: Weston R. Garrett
Title: Managing Director

Applicable Funding Office and Address for Notices:

Wachovia Development Corporation
c/o Wells Fargo Bank, National Association
550 S. Tryon Street
Charlotte, NC 28202
MAC D1086-051
Attention: Jack Altmeyer
Telecopier No.: 704-410-0233
Telephone No.: 704-410-2405
E-mail: jack.altmeyer@wellsfargo.com

Signature Page – Second Amended and Restated Investment and Participation Agreement

Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:

Wells Fargo Bank, National Association
550 S. Tryon Street
Charlotte, NC 28202
MAC D1086-051
Attention: Jack Altmeyer
Telecopier No.: 704-410-0233
Telephone No.: 704-410-2405
E-mail: jack.altmeyer@wellsfargo.com

Signature Page – Second Amended and Restated Investment and Participation Agreement

Lease Participant:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Applicable Funding Office and Address for Notices:

Wells Fargo Bank, National Association
550 S. Tryon Street
Charlotte, NC 28202
MAC D1086-051
Attention: Jack Altmeyer
Telecopier No.: 704-410-0233
Telephone No.: 704-410-2405
E-mail: jack.altmeyer@wellsfargo.com

Signature Page – Second Amended and Restated Investment and Participation Agreement

Lease Participant:	SUNTRUST BANK

By:
Name:
Title:

Applicable Funding Office and Address for Notices:

SunTrust Bank
303 Peachtree Street, NE – 3rd Floor
Atlanta, Georgia 30308
Attention: Paula Mueller
Telecopier No.: (404) 439-7390
Telephone No.: (404) 439-9611
E-mail: Paula.Mueller@suntrust.com

With a copy to:

SunTrust Bank
303 Peachtree Street, NE – 3rd Floor
Atlanta, Georgia 30308
Attention: Katie Walts
Telecopier No.: (404) 439-7327
Telephone No.: (404) 926-5322
E-mail: Katie.Walts@suntrust.com

Signature Page – Second Amended and Restated Investment and Participation Agreement

Lease Participant:	CITIBANK, N.A.

By:
Name:
Title:

Applicable Funding Office and Address for Notices:

Citibank, N.A.
1615 Brett Road, Building III
New Castle, DE 19720
Attention: Loan Administration
Telephone No.: 201-472-4414
Telecopier No.: 212-994-0847
E-mail: GLOriginationOps@citigroup.com

With a copy to:

Citibank, N.A.
388 Greenwich, 35th Floor
New York, NY 10013
Attention: Robert Chesley
Telephone No.: 212-816-5706
E-mail: robert.chesley@citi.com

Signature Page – Second Amended and Restated Investment and Participation Agreement

EXHIBIT A

DESCRIPTION OF SITE

ANNEX PARCEL

Acreage situated in the SW 1/4 of the SE 1/4 and the SE 1/4 of the SW 1/4 of Section 8, Township 18 South, Range 2 West and the NW 1/4 of the NE 1/4 of Section 17, Township 18 South, Range 2 West, Jefferson County, Alabama, being more particularly described as follows:

Commence at the Northwesterly corner of Lot 10-A, Parkway Subdivision, as recorded in Map Book 88, Page 38 in the office of the Judge of Probate of Jefferson County, Alabama, said point lying on the Southwesterly Right-of-Way line of Cahaba Road (Old U.S. Highway No. 280), said point also lying on the East line of the SW 1/4 of the SE 1/4 of Section 8, Township 18 South, Range 2 West; thence run in a Southerly direction along the Westerly line of said Lot 10-A and the East line of said 1/4-1/4 section a distance of 291.49 feet to a point; thence 55º35’25” to the right in a Southwesterly direction a distance of 328.53 feet to a point; thence 87º34’08” to the right in a Northwesterly direction a distance of 2.20 feet to a point; thence 52º23’58” to the left in a Westerly direction a distance of 482.90 feet to a point; thence 83º11’36” to the left in a Southwesterly direction a distance of 16.97 feet to a point; thence 83º16’34” to the right in a Westerly direction a distance of 65.00 feet to a point; thence 90º00’44” to the left in a Southerly direction a distance of 20.26 feet to a point; thence 31º54’03” to the right in a Southwesterly direction a distance of 67.66 feet to a point; thence 90º00’ to the right in a Northwesterly direction a distance of 122.74 feet to the POINT OF BEGINNING of the parcel herein described, said point lying on the face of the newly constructed Building Annex No. 3; thence 2º18’03” to the right in a Northwesterly direction along the face of said building a distance of 39.90 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said building a distance of 5.33 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said building a distance of 254.97 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said building a distance of 21.25 feet to a point on the face of an existing Parking Deck; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 120.80 feet to a point on the face of existing Building 1; thence 90º00’ to the left in a Southwesterly direction along the face of said building a distance of 19.09 feet to a point; thence 90º00’ to the right in a Northwesterly direction along the face of said building a distance of 10.89 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said building and along the face of the newly constructed Building Annex No. 3 a distance of 57.38 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said Building Annex No. 3 a distance of 64.38 feet to a point; thence 90º00’ to the right in a Southwesterly direction along the face of said building a distance of 73.55 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said building a distance of 2.54 feet to a point; thence 90º00’ to the right in a Southwesterly direction a distance of 6.00 feet to a point; thence 90º00’ to the left in a Southeasterly direction a distance of 27.45 feet to a point; thence 90º00’ to the left in a Northeasterly direction a distance of 6.00 feet to a point on the face of the newly constructed Building Annex No. 3; thence 90º00’ to the right in a Southeasterly direction along the face of said building a distance of 281.48 feet to a point; thence 90º00’ to the right in a Southwesterly direction a distance of 4.30 feet to a point; thence 90º00’ to the left in a Southeasterly direction a distance of 9.17 feet to a point; thence 90º00’ to the left in a Northeasterly direction a distance of 4.30 feet to a point on the face of the newly constructed Building Annex No. 3; thence 90º00’ to the right in a Southeasterly direction along the face of said building a distance of 1.67 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said building a distance of 27.92 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said building a distance of 39.87 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said building a distance of 95.52 feet to the Point of Beginning.

Containing 51,664 square feet or 1.186 acres.

TOGETHER WITH, a non exclusive easement for pedestrian and vehicular ingress and egress to, upon, over and across the Protective Road, Protective Driveway and Orchid Driveway (as the same are described in the certain Reciprocal Easement Agreement by and between Orchid, L.L.C. and Protective Life Insurance Company dated as of January 19, 1996, and recorded as Instrument #9601/6971 in the Probate Office of Jefferson County, Alabama, as amended and restated by Amended and Restated Reciprocal Easement Agreement dated as of March 16, 2004, and recorded as Instrument #200405/9866, in said Probate Office),  as the same may be modified or relocated.

TOGETHER WITH, (a) a non-exclusive easement for the purpose of pedestrian and vehicular ingress and egress to, on, over and across the Common Driveway; (b) an easement along the Common Access Driveway for the drainage of storm water; and, (c) an easement along the Common Access Driveway and over the Company Tract for installing, operating, and maintaining utility facilities (as the same are described in that certain Reciprocal Easement Agreement by and between Protective Life Insurance Company and Wachovia Capital Investments, Inc. dated as of the 1st day of February, 2000, and recorded as Instrument #200004/0950, in the Probate Office of Jefferson County, Alabama, as amended by First Amendment to Reciprocal Easement Agreement dated as of September 1, 2004 and recorded as Instrument #200413/6654, in said Probate Office).

PARKING DECK PARCEL

Acreage situated in the SW 1/4 of the SE 1/4 of Section 8, Township 18 South, Range 2 West, Jefferson County, Alabama, being more particularly described as follows:

Commence at the Northwesterly corner of Lot 10-A, Parkway Subdivision, as recorded in Map Book 88, Page 38 in the office of the Judge of Probate of Jefferson County, Alabama, said point lying on the Southwesterly Right-of-Way line of Cahaba Road (Old U.S. Highway No. 280), said point also lying on the East line of the SW 1/4 of the SE 1/4 of Section 8, Township 18 South, Range 2 West; thence run in a Southerly direction along the Westerly line of said Lot 10-A and the East line of said 1/4-1/4 section a distance of 291.49 feet to a point; thence 55º35’25” to the right in a Southwesterly direction a distance of 328.53 feet to a point; thence 87º34’08” to the right in a Northwesterly direction a distance of 2.20 feet to a point; thence 52º23’58” to the left in a Westerly direction a distance of 310.55 feet to a point; thence 90º00’ to the right in a Northerly direction a distance of 111.28 feet to a point on the face of the newly constructed parking deck, said point being the POINT OF BEGINNING of the parcel herein described; thence 34º26’54’ to the right in a Northeasterly direction along the face of said parking deck a distance of 200.87 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 3.99 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said parking deck a distance of 13.22 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 12.98 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said parking deck a distance of 4.00 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 274.49 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said parking deck a distance of 4.06 feet to a point; thence 90º00’ to the right in a Northwesterly direction along the face of said parking deck a distance of 13.00 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said parking deck a distance of 13.02 feet to a point; thence 90º00’ to the right in a Northwesterly direction along the face of said parking deck a distance of 3.89 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said parking deck a distance of 200.93 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said parking deck a distance of 3.91 feet to a point; thence 90º00’ to the right in a Southwesterly direction along the face of said parking deck and its extension a distance of 16.06 feet to a point along the roof overhang line of the newly constructed pedestrian bridge; thence 90º00’ to the right in a Northwesterly direction along said roof overhang line a distance of 95.00 feet to a point on the face of the existing parking deck; thence 90º00’ to the left in a Southwesterly direction along the face of the existing parking deck a distance of 15.94 feet to a point along the roof overhang line of the newly constructed pedestrian bridge; thence 90º00’ to the left in a Southeasterly direction along said roof overhang line a distance of 107.90 feet to a point on the face of the newly constructed parking deck; thence 90º00’ to the right in a Southwesterly direction along the face of said parking deck a distance of 6.79 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said parking deck a distance of 28.64 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said parking deck a distance of 21.62 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said parking deck a distance of 245.90 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said parking deck a distance of 3.90 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said parking deck a distance of 13.02 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said parking deck a distance of 13.19 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said parking deck a distance of 3.98 feet to the Point of Beginning.

Containing 74,417 square feet or 1.708 acres.

TOGETHER WITH, a non exclusive easement for pedestrian and vehicular ingress and egress to, upon, over and across the Protective Road, Protective Driveway and Orchid Driveway (as the same are described in the certain Reciprocal Easement Agreement by and between Orchid, L.L.C. and Protective Life Insurance Company dated as of January 19, 1996, and recorded as Instrument #9601/6971 in the Probate Office of Jefferson County, Alabama, as amended and restated by Amended and Restated Reciprocal Easement Agreement dated as of March 16, 2004, and recorded as Instrument #200405/9866, in said Probate Office),  as the same may be modified or relocated.

TOGETHER WITH, (a) a non-exclusive easement for the purpose of pedestrian and vehicular ingress and egress to, on, over and across the Common Driveway; (b) an easement along the Common Access Driveway for the drainage of storm water; and, (c) an easement along the Common Access Driveway and over the Company Tract for installing, operating, and maintaining utility facilities (as the same are described in that certain Reciprocal Easement Agreement by and between Protective Life Insurance Company and Wachovia Capital Investments, Inc. dated as of the 1st day of February, 2000, and recorded as Instrument #200004/0950, in the Probate Office of Jefferson County, Alabama, as amended by First Amendment to Reciprocal Easement Agreement dated as of September 1, 2004 and recorded as Instrument #200413/6654, in said Probate Office).

EXHIBIT B

OWNERSHIP CERTIFICATE

EFFECTIVE DATE OF OWNERSHIP CERTIFICATE:                                             ,

THIS OWNERSHIP CERTIFICATE WAS ISSUED PURSUANT TO SECTION 2.01(b), SECTION 3.02 OR SECTION 11.06 OF THE SECOND AMENDED AND RESTATED INVESTMENT AND PARTICIPATION AGREEMENT DATED AS OF DECEMBER 19, 2013 (AS AMENDED, RESTATED OR SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INVESTMENT AGREEMENT”), AMONG PROTECTIVE LIFE INSURANCE COMPANY, AS THE COMPANY, WACHOVIA DEVELOPMENT CORPORATION, AS THE LESSOR, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, AND THE LEASE PARTICIPANTS PARTIES THERETO FROM TIME TO TIME, AND WAS ISSUED BY THE LESSOR THEREUNDER.  EACH OWNERSHIP CERTIFICATE WHICH IS ISSUED BY THE LESSOR SUPERSEDES AND REPLACES ALL PRIOR OWNERSHIP CERTIFICATES, AND REFERENCE SHOULD BE MADE TO THE BOOKS AND RECORDS OF THE LESSOR MAINTAINED WITH THE ADMINISTRATIVE AGENT AT WELLS FARGO BANK, NATIONAL ASSOCIATION, 550 S. TRYON STREET, CHARLOTTE, NC 28202, MAC D1086-051, ATTENTION:  JACK ALTMEYER, TELEPHONE: 704-410-2405, FACSIMILE: 704-410-0233, E-MAIL: jack.altmeyer@wellsfargo.com, FOR A DETERMINATION AS TO THE OWNERSHIP CERTIFICATE CURRENTLY IN EFFECT AT ANY TIME.  CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS SET FORTH IN SCHEDULE 1.01 TO THE INVESTMENT AGREEMENT.

I.             TOTAL LESSOR INVESTMENTS:  $75,000,000:

II.            A PERCENTAGE OWNERSHIP INTERESTS AND PERCENTAGE SHARES:

Funding Party	A Percentage Ownership Interest		A Percentage Share		Percentage of A Percentage Ownership Interest to all Lessor Investments
Lessor
[Lease Participant]
[Lease Participant]
. . .
[Lease Participant]
TOTAL	$	[ ]	[ ]	%	[ ]	%

B-1

III.          B PERCENTAGE OWNERSHIP INTERESTS AND PERCENTAGE SHARES:

Funding Party	B Percentage Ownership Interest		B Percentage Share		Percentage of B Percentage Ownership Interest to all Lessor Investments
Lessor
[Lease Participant]
[Lease Participant]
. . .
[Lease Participant]
TOTAL	$	[ ]	[ ]	%	[ ]	%

[Signature Page Follows]

B-2

WACHOVIA DEVELOPMENT CORPORATION, as Lessor, by WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Weston R. Garrett
Title: Managing Director

Signature Page to Ownership Certificate

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Dated                       ,

Reference is made to the Second Amended and Restated Investment and Participation Agreement, dated as of December 19, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”) among Protective Life Insurance Company, a Tennessee corporation (the “Company”), the Lease Participants parties thereto (the “Lease Participant”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and Wachovia Development Corporation, as Lessor (the “Lessor”).  Terms defined in the Investment Agreement are used herein with the same meaning.

(the “Assignor”) and                                                (the “Assignee”) agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the A Percentage Ownership Interest and B Percentage Ownership Interest, as applicable, in and to all of the Assignor’s rights and obligations under the Investment Agreement as of the date hereof which represents the A Percentage Share and B Percentage Share, as applicable, specified on Schedule 1 of all outstanding rights and obligations under the Investment Agreement, including without limitation, such A Percentage Ownership Interest and B Percentage Ownership Interest, as applicable.  After giving effect to such sale and assignment, Assignor’s A Percentage Ownership Interest and B Percentage Ownership Interest will be as set forth in Section 2 of Schedule 1.

The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Ownership Interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Investment Agreement or any other Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Investment Agreement or any other Operative Document or other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor or the Company, or the performance or observance by the Guarantor or the Company of any of their obligations under the Investment Agreement or any other Operative Document or other instrument or document furnished pursuant thereto.

The Assignee (i) confirms that it has received a copy of the Investment Agreement and each other Operative Document, together with [copies of the financial statements referred to in Section 8.01 of the Investment Agreement] and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Lessor, the Assignor or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Investment Agreement or any other Operative Document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Lessor as its agent to take such action as agent on its behalf and to exercise such powers under the Investment Agreement and the other Operative Documents as are delegated to the Lessor by the terms thereof, together with such powers as are reasonably incidental thereto; (v) assumes the Lease Participant Investment of the Assignor to the extent of the Ownership Interest assigned to it pursuant hereto and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Investment Agreement are required to be performed by it as a Lease Participant; [and] (vi) specifies as its address for notices the address set forth beneath its name on the signatures pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Investment Agreement, or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].1

Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (on Lessor’s behalf) for the consent by the Lessor and recording by the Administrative Agent.  The effective date of this Assignment and Acceptance shall be the date of consent hereto by the Lessor, unless otherwise specified on Schedule 1 hereto (the “Effective Date”).  If the Lessor refuses to consent to this Assignment and Acceptance (which it has the right to do, in its sole discretion), this Assignment and Acceptance shall be null and void.

Upon such consent hereto and recording by the Lessor, as of the Effective Date, (i) the Assignee shall be a party to the Investment Agreement as an A Percentage Lease Participant and/or B Percentage Lease Participant, as applicable, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an A Percentage Lease Participant and/or B Percentage Lease Participant thereunder and under the other Operative Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and obligations and be released from its Ownership Interests under the Investment Agreement and the other Operative Documents.

Upon such consent and recording by the Lessor, from and after the Effective Date, the Lessor (or the Administrative Agent on behalf of the Lessor) shall make all payments under the Investment Agreement in respect of the Ownership Interest assigned hereby (including, without limitation, all payments of Rent, principal and Yield with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Investment Agreement for periods prior to the Effective Date directly between themselves.

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Assignor:

By:
Name:
Title:

Assignee:

By:
Name:
Title:
Consented to:

Wachovia Development Corporation, as Lessor

By:
Title:

Protective Life Insurance Company, as the Company
[If required by Investment Agreement]

By:
Title:

Schedule 1
to
Assignment and Acceptance
Dated                       ,

Section 1.

A Percentage Share assigned to Assignee:	[ ]%

Overall B Percentage Share assigned
to Assignee:	[ ]%

Aggregate Outstanding Principal Amount
of A Percentage Lessor Investments
assigned to Assignee:	$[ ]

Aggregate Outstanding Principal Amount
of B Percentage Lessor Investments
assigned to Assignee:	$[ ]

Section 2.

A Percentage Share retained by Assignor:	[ ]%

Overall B Percentage Share retained
by Assignor:	[ ]%

Aggregate Outstanding Principal Amount
of A Percentage Lessor Investments
retained by Assignor:	$[ ]

Aggregate Outstanding Principal Amount
of B Percentage Lessor Investments
retained by Assignor:	$[ ]

Section 3*.

Effective Date:	[ ], 20[ ]

* This date should be no earlier than the date of consent by the Lessor.

EXHIBIT D

FORM OF LEGAL OPINION OF COUNSEL

TO THE COMPANY AND THE GUARANTOR

[DELIVERED SEPARATELY]

D-1

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Investment and Participation Agreement dated as of December 19, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Investment Agreement”) by and among Protective Life Insurance Company, as the Company, the Lease Participants from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and Wachovia Development Corporation, as Lessor.  Capitalized terms used herein shall have the meanings ascribed thereto in the Investment Agreement; all amounts shown herein, unless expressly set forth to the contrary, shall be without duplication.

Pursuant to Section 8.01(c) of the Investment Agreement,                           , the duly authorized                      of the Guarantor, hereby (i) certifies to the Lessor and the Lease Participants that the information contained in Schedule 1 attached hereto is true, accurate and complete as of                   ,           , and that, to the best of our knowledge, no Default is in existence on and as of the date hereof, (ii) restates and reaffirms that the representations and warranties contained in Article VII of the Investment Agreement are true on and as of the date hereof as though restated on and as of this date (except to the extent any such representation or warranty is expressly made as of a prior date) and (iii) certifies that the Debt Rating as of the date of this Compliance Certificate [has not changed from the prior Performance Pricing Determination Date] [has changed to          by Moody’s and        by S&P and the Applicable Margin in effect as a result thereof is       %] .

PROTECTIVE LIFE CORPORATION,
a Delaware corporation

By:
Its:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Schedule of Compliance as of
with provisions of Sections 8.04, 8.19, 8.24, 8.25, 8.26 and 8.27 of the Agreement

1. Section 8.04 — Sales of Assets

A. Aggregate amount of assets sold during fiscal quarter just ended

B. Aggregate amount of assets sold during 3 prior fiscal quarters

C. Sum of A and B

D. Consolidated Total Assets

E. 15% of D

Limitation: C may not exceed E

Complies Does Not Comply

2. Section 8.19 — Liens on Properties other than the Facility

A. Amount secured by Liens not permitted by items (a) through (l) of clause (ii) of the definition of Permitted Liens

B. Adjusted Consolidated Net Worth (from line C of Paragraph 3 below)

C. 15% of B

Limitation: A may not exceed C

Complies Does Not Comply

3. Section 8.24 - Adjusted Consolidated Net Worth

A. Consolidated Net Worth

B. Adjustments, if any, for unrealized net gains and losses on assets held for sale pursuant to SFAS No. 115 and other accumulated comprehensive income pursuant to SFAS No. 133

C. Adjusted Consolidated Net Worth (A excluding B)

D. $2,172,683,200	$2,172,683,200

E. Cumulative Consolidated Net Income earned after March 31, 2012 (if positive)

F. 25% of E

G. Consolidated allowance for uncollectible amounts on investments

H. D plus F minus G

I. C minus H (Must be greater than or equal to 0)

Complies Does Not Comply

4. Section 8.25 - Ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization

A. Consolidated Indebtedness

1. Borrowed money, obligations secured by liens and obligations evidenced by notes acceptances, and other instruments

2. Deferred purchase of property or services

3. Capitalized Lease Obligations

4. Synthetic Lease Obligations

5. Letters of Credit

6. Guaranteed Obligations

B. Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products

C. Adjusted Consolidated Indebtedness (A minus B)

D. Consolidated Capitalization

1. Adjusted Consolidated Net Worth

2. Adjusted Consolidated Indebtedness

3. Sum of D.1 and D.2

E. Ratio of C to D.3	: 1.0

F. Permitted Ratio	Less than 0.40 : 1.00

Complies Does Not Comply

5. Section 8.26 - Ratio of Unconsolidated Cash Inflow Available for Interest Expense to Adjusted Consolidated Interest Expense

A. Unconsolidated Cash Inflow Available for Interest Expense (for most recent three months)

1. Interest and principal received by Guarantor from Subsidiaries

i. Interest

ii. Principal

2. Gross management fees received by Guarantor from Subsidiaries

3. Guarantor’s operating and administrative expenses (excluding interest expense)

4. Net management fees received by Guarantor from Subsidiaries (2 minus 3)

5. Dividends available to be distributed by Subsidiaries to Guarantor during this year (see attached Exhibit A)

6. A.5 divided by 4

7. Other income (investment income - $ Miscellaneous - $

8. Sum of A.1, A.4, A.6 and A.7

B. Consolidated Interest Expense

C. Interest on Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products

D. Adjusted Consolidated Interest Expense (B minus C)

E. Ratio of A.8 to D	: 1.0

F. Permitted Ratio	Greater than 2.00 : 1.00

Complies Does Not Comply

6. Section 8.27 - Company’s Total Adjusted Capital

A. Company’s Total Adjusted Capital (See attached Exhibit B)

B. Company’s Authorized Control Level Risk-Based Capital

C. 4.0 times B

D. A minus C (must be greater than or equal to 0)

Complies Does Not Comply

EXHIBIT A

Dividends Available to be Distributed	[Quarter end date]
Protective Life Insurance Company
Prior Year Stat Net Gain from Operations	$
Prior Year End 10% of Policyholder Surplus	$
Greater of Above	$
Year-to-Date Dividends Actually Distributed
Protective Life Insurance Company	$

EXHIBIT B

Total Adjusted Capital	[Quarter end date]
Protective Life Insurance Company
Capital and Surplus	$
Asset Valuation Reserve
Dividends Apportioned for Payment
Protective Life and Annuity Insurance Company
Capital and Surplus	$
Asset Valuation Reserve
Dividends Apportioned for Payment
Golden Gate II Captive Insurance Company (formerly Pacific Captive Insurance Company and formerly Protective Life Insurance Company of Kentucky)
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
Lyndon
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
Golden Gate Captive Insurance Company (formerly Protective Life Insurance Company of Ohio)
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
Golden Gate III Vermont Captive Insurance Company
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
Golden Gate IV Vermont Captive Insurance Company
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment

Golden Gate V Vermont Captive Insurance Company
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
West Coast Life Insurance Company
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
Shades Creek Captive Insurance Company
Capital and Surplus
Asset Valuation Reserve
Dividends Apportioned for Payment
Eliminate life subsidiary capital included in Company capital
$

EXHIBIT F

FORM OF SECOND AMENDED AND RESTATED GUARANTY

[DELIVERED SEPARATELY]

F-1

EXHIBIT G

FORM OF LESSOR CONFIRMATION LETTER

[DELIVERED SEPARATELY]

G-1

SCHEDULE 1.01

Defined Terms

The following terms shall have the following meanings when used in the “Investment Agreement”, the “Lease”, the “Guaranty,” and all other “Operative Documents” (all terms defined in the singular to have the same meanings when used in the plural and vice versa):

“A Percentage Lease Participant” means any Person who is listed on Schedule 2.01(a) of the Investment Agreement as having an A Percentage Lessor Investment greater than $0.00, or who from time to time becomes an A Percentage Lease Participant pursuant to an Assignment and Acceptance by accepting assignment of an A Percentage Lessor Investment greater than $0.00; collectively, the “A Percentage Lease Participants.”

“A Percentage Lessor Investments” means as of the Restatement Closing Date, that portion of the Lessor Investments in an amount equal to sixty-six and 66/100ths (66.66%) of the Facility Cost, as such amount may be reduced from time to time by payments of principal attributable to the A Percentage Lessor Investments.

“A Percentage Ownership Interest” means an undivided ownership interest, in an amount equal to a given A Percentage Lease Participant’s A Percentage Share, in the Lessor’s rights in the A Percentage Lessor Investments, and in all rights to payments of Rent, Yield, Supplemental Rent (except fees payable pursuant to Section 2.02 of the Investment Agreement) and other amounts payable with respect thereto under the Agreement, the Lease and the other Operative Documents, and with reference to the Lessor and each A Percentage Lease Participant, its Ownership Interest in the A Percentage Lessor Investments, and such rights to payment, after giving effect to the sale by the Lessor to, and the purchase by such A Percentage Lease Participant of, an A Percentage Ownership Interest pursuant to Section 2.01(b) of the Investment Agreement, or to the assignment by an A Percentage Lease Participant pursuant to an Assignment and Acceptance, in each case as set forth in the most recent Ownership Certificate.  The title of the Lessor in and to the Facility shall be held in trust by the Lessor for the A Percentage Lease Participants, to the extent of their respective A Percentage Ownership Interests, subject to the Lease, and in the event the Facility is sold (either to the Lessee or a third party, pursuant to Section 15 of the Lease or upon the exercise by the Lessor of rights and remedies pursuant to Section 27 of the Lease), the net sale proceeds thereof also shall be held in trust by the Lessor for the A Percentage Lease Participants, to the extent of their respective A Percentage Ownership Interests.

“A Percentage Share” means for Lessor and each A Percentage Lease Participant, the percentage which its A Percentage Ownership Interest bears to all of the A Percentage Ownership Interests.

“A Percentage Yield” means all Yield accruing from time to time with respect to the A Percentage Lessor Investments.

“Adjusted Consolidated Indebtedness” means (i) Consolidated Indebtedness, less (ii) Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products.

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“Adjusted Consolidated Interest Expense” means for any period of calculation, (i) Consolidated Interest Expense, less (ii) interest on Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products.

“Adjusted Consolidated Net Worth” means at any date of determination, Consolidated Net Worth excluding all unrealized net losses and gains on assets held for sale pursuant to SFAS 115 and other accumulated comprehensive income pursuant to SFAS No. 133, to the extent such unrealized net losses and gains have been taken into account in determining Consolidated Net Worth.

“Adjusted LIBO Rate” means with respect to any Yield Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBO Rate for such Yield Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and assigns.

“Administrative Supplemental Rent” has the meaning set forth in Section 2.02(b) of the Investment Agreement.

“Affiliate” means with respect to the Guarantor or the Company, as the case may be, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Guarantor or the Company, as the case may be (a “Controlling Person”), (ii) any Person (other than the Guarantor, the Company or another Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Guarantor owns, directly or indirectly, ten percent (10%) or more of the common stock or equivalent equity interests.  As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Terrorism Laws” has the meaning set forth in Section 7.01(s) of the Investment Agreement.

“Applicable Funding Office” means for each Funding Party, the funding office of such Funding Party (or an affiliate of such Funding Party) designated for any Lessor Investments or Lease Participant Investments on the signature pages of the Investment Agreement (or in an Assignment and Acceptance executed by a Lease Participant pursuant to Section 11.06 of the Investment Agreement) or such other offices of such Funding Party (or of an affiliate of such

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Funding Party) as such Funding Party may from time to time specify to the Administrative Agent on behalf of Lessor (if Lessor is not such Funding Party) and the Company as the office by which its Lessor Investments or Lease Participant Investments, as applicable, are to be made and maintained.

“Applicable Margin” means with respect to the Lessor Investments and Lease Participant Investments, as applicable, the applicable rate per annum determined in accordance with the Pricing Schedule.

“Applicable Permit” means any Permit that is or may be necessary to own, renovate, construct, install, start-up, test, maintain, modify, expand, remove, operate, lease or use all or any part of the Facility (including, without limitation, the Site or any business conducted on or related to the Facility or the Site) in accordance with the Operative Documents, and the failure to obtain or maintain which would have a Material Adverse Effect.

“Approved Appraisal” means any appraisal, ordered by the Lessor, but at the Company’s cost, from an appraiser or appraisers reasonably acceptable to the Lessor, Arranger (with respect to the Approved Appraisal required for the Restatement Closing Date), and the Agent, which: (i) complies with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, 12 U.S.C. 3331, et seq., and The Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. Part 32, as amended, (ii) is performed by a state-certified real estate appraiser certified under the laws of any State, and (iii) reflects the Market Value of the Facility.

“Arranger’s Supplemental Rent” has the meaning set forth in Section 2.02(b) of the Investment Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance, in the form of Exhibit C to the Investment Agreement entered into by a Lease Participant and an Eligible Assignee.

“Authorized Officers” means with respect to the Guarantor or the Company, the officers whose signatures and incumbency shall have been certified to the Lessor in a certificate certified by the Secretary or an Assistant Secretary of the Guarantor or the Company, as applicable,  in form and substance reasonably satisfactory to the Lessor that are authorized to sign the Lease and the other Operative Documents to which the Company is a party and, until replaced by another Authorized Officer duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with the Lease and the Operative Documents to which it is a party.

“B Percentage Lease Participant” means any Person who is listed on Schedule 2.01(a) to the Investment Agreement as having a B Percentage Lessor Investment greater than $0.00, or who from time to time becomes a B Percentage Lease Participant pursuant to an Assignment and Acceptance by accepting a B Percentage Lessor Investment greater than $0.00; collectively, the “B Percentage Lease Participants.”

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“B Percentage Lessor Investments” means as of the Restatement Closing Date, that portion of the Lessor Investments in an amount equal to the Non-Recourse Amount, as such amount may be reduced from time to time by payments of principal attributable to the B Percentage Lessor Investments.

“B Percentage Ownership Interest” means an undivided ownership interest, in an amount equal to a given B Percentage Lease Participant’s B Percentage Share, in the Lessor’s rights in the B Percentage Lessor Investments, and in all rights to payments of Rent, Yield, Supplement Rent (except fees payable pursuant to Section 2.02 of the Investment Agreement) and other amounts payable with respect thereto under the Agreement, the Lease and the other Operative Documents, and with reference to the Lessor and each B Percentage Lease Participant, its Ownership Interest in the B Percentage Lessor Investments, and such rights to payment, after giving effect to the sale by the Lessor to, and the purchase by such B Percentage Lease Participant of, a B Percentage Ownership Interest pursuant to Section 2.01(b) of the Investment Agreement, or to the assignment by a B Percentage Lease Participant pursuant to an Assignment and Acceptance, in each case as set forth in the most recent Ownership Certificate.  The title of the Lessor in and to the Facility shall be held in trust by the Lessor for the B Percentage Lease Participants, to the extent of their respective B Percentage Ownership Interests, subject to the Lease, and in the event the Facility is sold (either to the Lessee or a third party, pursuant to Section 15 of the Lease or upon the exercise by the Lessor of rights and remedies pursuant to Section 27 of the Lease), the net sale proceeds thereof also shall be held in trust by the Lessor for the B Percentage Lease Participants, to the extent of their respective B Percentage Ownership Interests.

“B Percentage Share” means for Lessor and each B Percentage Lease Participant, the percentage which its B Percentage Ownership Interest bears to all of the B Percentage Ownership Interests.

“B Percentage Yield” means all Yield accruing from time to time with respect to the B Percentage Lessor Investments.

“Banking Authority” has the meaning set forth in Section 5.02 of the Investment Agreement.

“Base Rate” means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate.  For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

“Basic Rent” means with respect to any Rental Period during the Basic Term, for each day during such Rental Period (whether or not a Business Day), the amount of all Yield (excluding Yield on Supplemental Rent payable pursuant to Section 2.02 of the Investment Agreement) accruing for such day pursuant to and in accordance with the Investment Agreement.

“Basic Term” means with respect to the Lease, and subject to the terms and conditions set forth therein and in the other Operative Documents, the period commencing on the Lease

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Commencement Date and ending on the earlier to occur of (i) the Option Date, (ii) the Cancellation Date, or (iii) the Scheduled Lease Termination Date.

“Business Day” means (i) for all purposes other than as set forth in clause (ii) below, any day except Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, or Birmingham, Alabama, are authorized or required by law or other government action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, the Lessor Investments, and notices and determinations in connection with and payments of Basic Rent, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

“Cancellation Date” has the meaning set forth in Section 15(b) of the Lease.

“Cancellation Event” has the meaning set forth in Section 15(b) of the Lease, and shall include a Loss Event.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under leases that would be shown as a liability on a balance sheet such Person prepared in accordance with GAAP, including obligations under the Lease.

“Capital Stock” means any nonredeemable capital stock, membership interests or partnership interests of the Guarantor or any Consolidated Subsidiary (to the extent issued to a Person other than the Guarantor), whether common or preferred.

“Casualty Occurrence” means any of the following events in respect of the Facility, (i) any material loss of the Facility or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any material part of the Facility which action does not constitute a Loss Event.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et. seq., and its implementing regulations and amendments.

“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

“Change in Law” means the occurrence, after the Restatement Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Guarantor.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Federal tax code.

“Collateral” has the meaning set forth in Section 26(d) of the Lease.

“Co-Lessee” has the meaning set forth in Section 21(b) of the Lease.

“Company” means Protective Life Insurance Company, a Tennessee corporation, and its successors, and such term shall refer to it, as the context shall require, as (i) the Company hereunder, or (ii) as the Lessee under the Lease.

“Company Agents” has the meaning set forth in Section 11.03(b) of the Investment Agreement.

“Compliance Certificate” means the certificate described in Section 8.01(c) of the Investment Agreement.

“Consolidated Capitalization” means at any date of determination, the sum of (i) Adjusted Consolidated Net Worth as at such date plus (ii) Adjusted Consolidated Indebtedness as at such time.

“Consolidated Indebtedness” means the Indebtedness of the Guarantor and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means for any period of calculation, interest expense or Indebtedness, whether paid or accrued, of the Guarantor and the Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means for any period of calculation, the consolidated net income of the Guarantor and the Subsidiaries for such period, as shown on the consolidated financial statement of Guarantor and the Subsidiaries delivered in accordance with Section 8.01(a) of the Investment Agreement.

“Consolidated Net Worth” means at any date of determination, the amount of consolidated common shareholders’ equity of the Guarantor and the Subsidiaries, determined as at such date in accordance with GAAP (or SAP, with respect to the Insurance Subsidiaries).

“Consolidated Subsidiary” means a Subsidiary, the accounts of which are customarily consolidated with those of the Guarantor, for the purpose of reporting to stockholders of the Guarantor, or to the Lessor and each of the Lease Participants, or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Guarantor’s regular practice, be so consolidated for that purpose.

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“Consolidated Total Assets” means at any time, the total assets of the Guarantor and the Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lessor and the Lease Participants pursuant to Section 8.01(a) or (b) of the Investment Agreement.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414 of the Code.

“Credit Agreement” means the Credit Agreement dated as of July 17, 2012, among the Guarantor and the Company, as the Borrowers, the lenders from time to time party thereto,  Regions Bank, as Administrative Agent and Swingline Lender, Wells Fargo Bank, National Association, as Syndication Agent, Regions Capital Markets, as Joint Lead Arranger and Sole Bookrunner, Wells Fargo Securities, LLC, as Joint Lead Arranger, Barclays Bank PLC, Compass Bank and U.S. Bank National Association, as Co-Documentation Agents, and Bank of America, N.A., Fifth Third Bank and PNC Bank, National Association, as Senior Managing Agents, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Debt Rating” means at any time whichever is the higher of the rating of the Guarantor’s long-term senior unsecured, non-credit enhanced monitored credit rating by Moody’s or S&P (provided, that in the event of a double or greater split rating, the rating immediately below the higher rating shall apply), or if only one of them rates the Guarantor’s long-term senior unsecured, unenhanced debt, such rating.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means with respect to any Lessor Investments, Rent or any other amount payable under any Operative Document, on any day, the sum of two percent (2%) plus the Adjusted LIBO Rate.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Eligible Assignee” means with respect to any particular assignment under Section 11.06 of the Investment Agreement, any bank or other financial institution that is (i) already a Lease Participant or an affiliate of a Lease Participant, or (ii) consented to by Lessor and the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company’s consent shall not be required if a Default or Event of Default exists.

“Eligible Lessor” means a Person (i) of which another Person (the “Lessor Parent”) has voting control of, which voting control is represented by a majority of the outstanding voting equity interests (the “Majority Equity Interest”), held by the Lessor Parent (ii) that has a legal form that allows holders of the Majority Equity Interests to make decisions and manage such Person’s activities; (iii) that believes that its level of net worth is sufficient to allow it to finance its activities; (iv) that has the Majority Equity Interests which are the first interest subject to loss

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if such Person’s assets are not sufficient to meet its obligations; (v) that did not receive assets that are beneficial interests in a special purpose entity in exchange for the issuance of the Majority Equity Interests; (vi) that did not receive funds in exchange for the Majority Equity Interests from any of the Lease Participants, other than the Lessor Parent or its Affiliates; and (vii) that holds title to real estate or equipment assets with a fair market value equal to or in excess of $250,000,000.

“Engagement Letter” means the letter from the Lessor to the Company dated as of the Restatement Closing Date setting out fees and expenses due to Lessor in connection with the closing of the Investment Agreement and related transactions.

“Environmental Assessment” means collectively, a phase 1 report conducted by an independent engineering firm reasonably acceptable to the Lessor in scope and substance satisfactory to the Lessor, and in any event satisfying the minimum standards set forth in ASTME 1527-05 (and, if recommended in or indicated by the phase 1 report, a phase 2, environmental soil test or other environmental report or reports), reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

“Environmental Authority” means any foreign, federal, state, local or regional Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Guarantor, the Company or any other Subsidiary, or for the uses and activities of, on or relating to the Facility, required by any Environmental Requirement.

“Environmental Damages” means any and all claims, losses, costs, damages, penalties and expenses which are incurred at any prior or subsequent time as a result of the existence or release of Hazardous Materials upon, about or beneath the Facility or migrating or threatening to migrate to or from the Facility, or the existence of a violation of Environmental Requirements pertaining to the Facility, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Facility.

“Environmental Judgments and Orders” means all Judgments, arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a Judgment.

“Environmental Liabilities” means any liabilities or Liens, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means written notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of

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any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Release” means any actual or threatened release defined in CERCLA or under any state or local environmental law or regulation.

“Environmental Requirements” means any statue, rule, regulation, ordinance, permit, license administration or judicial decision or order (whether by consent or otherwise) or the requirement of law with respect to: (i) the protection of human health and/or the environment; (ii) the existence, handling, use, generation, treatment, storage, packaging, labeling, removal or Environmental Release of Hazardous Materials on, under, about and/or from any real property, including the Facility; and (iii) the effects on the environment of any activity now, previously, or hereinafter conducted on any real property, including the Facility.  The Environmental Requirements shall include, but not be limited to, the following:  CERCLA; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251, et seq.; the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651, et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the state and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, strict liability, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material; and all federal, state and local ordinances, regulations, orders, writs and decrees.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder.  Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“ERISA Affiliate” means any Person that is a member of the Guarantor’s Controlled Group.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan (excluding those for which notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal from any Plan with two (2) or more contributing sponsors or the termination of any such Plan, in either case resulting in material

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liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the imposition of liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (vii) the withdrawal of the Company or the Guarantor, any of their respective Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by the Company or the Guarantor, any of their respective Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such reorganization, insolvency or termination is reasonably likely to result in material liability; (viii) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (ix) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Plan such Person sponsors or maintains reasonably likely to result in material liability; (x) receipt from the Internal Revenue Service of a final written determination of the failure of any Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA or any violation of Section 436 of the Code or Section 206(g) of ERISA.

“ERISA Insufficiency” means with respect to any Plan, the amount, if any, of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Eurocurrency Liabilities” has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Reserve Percentage” means for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Funding Party to United States residents).  The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means each of the each of the events or circumstances defined as an “Event of Default” in Section 9.01 of the Investment Agreement.

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“Facility” means the collective reference to (i) the Lessor’s leasehold interest in the Site, (ii) the Improvements, and (iii) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above.

“Facility Cost” means $75,000,000.

“Facility Plan” means the architectural and engineering plans and specifications for the Facility and list of Facility Plan documents furnished to the Lessor pursuant to the Original Investment Agreement, as the same may have been duly amended, restated, supplemented or otherwise modified from time to time prior to the effective date of the Amended and Restated Investment Agreement.

“Federal Funds Rate” means for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lessor on such day on such transactions, as determined by the Lessor.

“Final Rent Payment” means an amount equal to the sum of (i) (a) the aggregate amount of the Unrecovered Lessor Investments, less (b) the Non-Recourse Amount, (ii) all accrued, unpaid Supplemental Rent through the end of the Lease Term, plus (iii) all accrued, unpaid A Percentage Yield through the end of the Lease Term, plus (iv) all accrued and unpaid B Percentage Yield through the end of the Lease Term, plus (v) other amounts owing by the Company under the Operative Documents (other than the Unrecovered Lessor Investments attributable to the Non-Recourse Amount).

“Fiscal Quarter” means any fiscal quarter of the Guarantor or the Company, as the case may be.

“Fiscal Year” means any fiscal year of the Guarantor or the Company, as the case may be.

“Fourth Master Assignment and Acceptance” means that certain Master Assignment and Acceptance dated as of the Restatement Closing Date by and among the Lessor, the Administrative Agent, the Company, the Guarantor, SunTrust Bank, and Citibank, N.A., as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Funded Amount” means the aggregate amount of the A Percentage Lessor Investments, the B Percentage Lessor Investments, Yield thereon, Supplemental Rent pursuant to Section 2.04 of the Investment Agreement, expenses and indemnities owing or to be owing to the Lessor and the Lease Participants, and (without duplication) all other amounts owing by the Company to the Lessor or the Lease Participants pursuant to the Investment Agreement or any other Operative Document.

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“Funding Party” means any one, or more, or all, as the context shall require, of the Lessor and the Lease Participants, collectively, the “Funding Parties”.

“GAAP” means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with Section 1.02 of the Investment Agreement, are to be used in making the calculations for purposes of determining compliance by the Guarantor with the provisions of the Operative Documents applicable thereto.

“Governmental Authority” means the country, state, county, city and political subdivisions in which any Person or any such Person’s property is located or that exercises valid jurisdiction over any such Person or any such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person’s property.  Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Guarantor, the Company, the Site, the Facility, the Lessor, any Lease Participant, any Applicable Funding Office or any Operative Document.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, writ, order, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

“Ground Lease” means that certain Second Amended and Restated Ground Lease dated as of the Restatement Closing Date by and between the Company, as lessor, and Lessor, as lessee, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Guaranteed Obligations” of a Person, means, without limitation, such Person’s guaranties, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Indebtedness of others.

“Guarantor” means Protective Life Corporation, a Delaware corporation, and its successors.

“Guaranty” means the Second Amended and Restated Guaranty, in the form of Exhibit F, of even date with the Investment Agreement, from the Guarantor to the Lessor for the benefit of the Lessor and the Lease Participants, pursuant to which the Guarantor, as primary obligor, guarantees and is liable for all of the Company’s obligations under all Operative Documents, as amended, supplemented or otherwise modified from time to time.

“Hazardous Materials” means and includes, without limitation, (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. § 6901 et seq., and its implementing regulations and amendments, or in any applicable state or local law or regulation, (ii) “hazardous substance,” “pollutant,” or “contaminant” as defined in CERCLA, or in any applicable federal, state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (iv) insecticides, fungicides, or

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rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (v) any toxic or hazardous materials, wastes, polychlorinated biphenyls (“PCBs”), lead-containing materials, asbestos or asbestos-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of “hazardous materials,” “hazardous waste,” “contaminants” or similar terms under any Environmental Requirement.

“Highest Lawful Rate” means with respect to each Funding Party, the maximum non-usurious Yield that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Lessor Investments and the Lease Participant Investments or on other amounts owing hereunder under laws applicable to such Funding Party which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious Yield rate than applicable laws now allow.

“Impositions” means without duplication, as to any Person, (i) all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Restatement Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person’s Property, or that arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person’s Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person’s Property; (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on any Funding Party for violation by it of any banking laws or securities law; and (iv) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Operative Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales and rent taxes.

“Improvements” means, collectively, the building and parking deck and related enhancements and improvements, including furniture, fixtures and equipment constructed or installed on the Site in accordance with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices thereto, and all fixtures now or hereafter included in or attached to the Site, the building and such enhancements and improvements and modifications, but excluding the Site.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations evidenced by notes, acceptances or other similar debt instruments, (v) Capitalized

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Lease Obligations, (vi) obligations for reimbursement of drafts drawn or available to be drawn under letters of credit, (vii) Synthetic Lease Obligations and (viii) Guaranteed Obligations.  It is understood and agreed, for the avoidance of doubt, that (a) annuities, guaranteed investment contracts, funding agreements, Federal Home Loan Bank Advances and similar instruments and agreements, (b) obligations (including without limitation trust obligations) under reinsurance, coinsurance, modified coinsurance agreements or similar agreements and related trust agreements, and (c) obligations and liabilities arising under insurance products created or entered into in the normal course of business shall not constitute “Indebtedness.”  Notwithstanding the foregoing, Indebtedness shall not include:  (1) the following obligations issued in connection with the funding or financing of statutory reserves with respect to which such Person has no obligation to repay:  (A) Surplus Notes or other obligations of Subsidiaries of such Person, (B) any securities backed by such Surplus Notes, (C) letters of credit issued for the account of Subsidiaries of such Person that are not issued under this Agreement, (D) any guarantees by the issuers of the obligations described in (A), (B) and (C) above, and (E) any guarantee of a parent of the obligations of a Subsidiary in connection with any such funding or financing of statutory reserves, including guarantees of the obligations described in (A) and (B) above, provided that any such guarantee is either approved or not disapproved, as the case may be, by the applicable Governmental Authority; (2) the sale and issuance of $800 million of senior notes of PLC during the fourth quarter of 2009, the proceeds of which were used to purchase Reserve Financing Notes in connection with the funding of statutory reserves, including any refinancing thereof from time to time, and any subsequent reserve financing transaction approved pursuant to the Credit Agreement; (3) any Short-Term Indebtedness incurred for the pre-funding of anticipated policy obligations or anticipated investment cash flow; (4) obligations that are not otherwise included in items (i) through (viii) of the definition of Indebtedness, but which would be classified as a liability on such Person’s financial statements only by reason of FASB ASC 810 or a subsequent accounting pronouncement having a substantially similar impact so long as such obligations remain nonrecourse; (5) any indebtedness of a separate account maintained by a Subsidiary for which there is no recourse to the Company or the Guarantor; or (6) any indebtedness consisting of obligations owed to a bank in connection with cash management services.

“Indemnified Party” has the meaning set forth in Section 11.03(c) of the Investment Agreement.

“Indemnified Risks” has the meaning set forth in Section 11.03(c) of the Investment Agreement.

“Insurance Requirements” means all terms of any insurance policy (including, without limitation, casualty and general liability) covering or applicable to the Facility or any portion thereof maintained in accordance with Section 14 of the Lease and all requirements of the issuer of any such policy.

“Insurance Subsidiary” means any Subsidiary that is engaged in the business of insuring risk, including, without limitation, the Company.

“Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan

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or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

“Investment Agreement” means the Second Amended and Restated Investment and Participation Agreement, dated as of the Restatement Closing Date, among the Company, the Administrative Agent, the Lessor, and the Lease Participants, as amended, supplemented, renewed, extended or otherwise modified from time to time.

“Judgment” means any judgment, decree, writ, order, determination, injunction, rule or other direction or requirement of any arbitrator or any court, tribunal or other Governmental Authority.

“Lease” means the Second Amended and Restated Lease Agreement, dated as of the Restatement Closing Date, pursuant to which the Company, as Lessee, has agreed to lease the Facility on and after the Lease Commencement Date for the Permitted Use in accordance with the terms and conditions set forth in the Lease, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Lease Commencement Date” means the Restatement Closing Date.

“Lease Event of Default” has the meaning set forth in the Lease Agreement.

“Lease Participant” means any Person who is listed as a Lease Participant on the signature pages of the Investment Agreement, or who from time to time becomes a Lease Participant pursuant to an Assignment and Acceptance; collectively, the “Lease Participants”.  The term Lease Participant shall include any or all of the A Percentage Lease Participants and the B Percentage Lease Participants, as applicable.

“Lease Participant Investments” means as to (i) each A Percentage Lease Participant, its A Percentage Share of the A Percentage Lessor Investments and (ii) each B Percentage Lease Participant, its B Percentage Share of the B Percentage Lessor Investments, in each case as evidenced by, embodied in, or corresponding to such Lease Participant’s A Percentage Ownership Interest or B Percentage Ownership Interest.

“Lease Participant Office” means, for each Lease Participant, the office of such Lease Participant specified in such Lease Participant’s signature page to the Investment Agreement or in the applicable Assignment and Acceptance, or such other office of such Lease Participant as such Lease Participant may notify the Lessor in writing from time to time.

“Lease Term” means the period of time commencing on the Lease Commencement Date and ending on the Lease Termination Date.

“Lease Termination Date” means the earlier to occur of (i) the Option Date, (ii) the Cancellation Date, (iii) the date of termination as a result of a Termination Event and (iv) the Scheduled Lease Termination Date.

“Lessee” means the Company in its capacity as Lessee under the Lease and any successor or permitted assign in such capacity.

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“Lessor” means the Lessor and any successor or Eligible Lessor Assignee permitted by the terms of the Investment Agreement and the Lease.

“Lessor Equity Interest” means that portion of the B Percentage Lessor Investments in an amount equal to 5.00000% of the Facility Cost, which amount shall be owned and retained by the Lessor.

“Lessor Investments” means at any time of determination, the aggregate of all amounts of Facility Cost funded by the Lessor or capitalized as part of Facility Cost pursuant to the Investment Agreement, less any payments thereon or redemptions thereof.  The term “Lessor Investments” includes, at any time and as the context may require, those Lessor Investments made by Lessor, the A Percentage Lessor Investments, and the B Percentage Lessor Investments.

“LIBO Rate” means with respect to any Lessor Investments for the applicable Yield Period therefor, or any other amount, the rate per annum determined on the basis of the offered rate for deposits of three months in Dollars of amounts equal or comparable to the principal amount of such Lessor Investments, or any such other amount, as applicable, which rates appear on the page of Reuters Screen (LIBOR01 Page) at approximately as of 11:00 A.M., London time, two Business Days prior to the first day of such Yield Period, provided that will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates; (b) if no such offered rates appear on such page, the “LIBO Rate” for such Yield Period, as applicable, will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent (on behalf of the Lessor), at approximately 10:00 A.M., New York City time, two Business Days prior to the first day of such Yield Period, as applicable, for deposits in Dollars offered to leading European banks for a period comparable to such Yield Period, in an amount comparable to the principal amount of such Lessor Investments, or any such other amount.

“Lien” means with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of any Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.  For the purposes of this definition, each of the Company, the Guarantor, and any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Limited Recourse Event of Default” means each Event of Default described on Schedule 1.01(c), attached hereto and made a part hereof.

“Loss Event” means any of the following events in respect of the Facility: (i) the total loss of the Facility or the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of the Facility permanently unfit for normal use for any

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reason whatsoever; (ii) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Facility including, but not limited to, a permanent taking by eminent domain of such scope that the untaken part of the Facility is insufficient to permit the restoration of the Facility for continued use in the Company’s business or that causes the remaining part of the Facility to be incapable of being restored to a condition that would permit the remaining portion of the Facility (without the portion of the Facility taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Facility (as a whole) was designed as specified in the Facility Plan or a temporary taking of such nature for a period exceeding one hundred eighty (180) consecutive days; or (iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Facility or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of the Facility or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Lessor, in consultation with an independent environmental engineering firm, to exceed fifteen percent (15%) of the Termination Value, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date or is not actually completed substantially in its entirety on or before the date that is thirty (30) days prior to the then-applicable Scheduled Lease Termination Date.

“Majority Funding Parties” means at any time Funding Parties owning at least fifty-one percent (51%) of the aggregate amount of the Ownership Interests (the A Percentage Ownership Interests and the B Percentage Ownership Interests being considered as a single class and not separately and without regard to any sale by a Lease Participant of a participation in its Ownership Interest under Section 11.06(g) of the Investment Agreement).

“Margin Stock” means “margin stock” as defined in Regulations U or G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Market Value” means as defined in Section 323.2(f) of the Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. § 323.2(f), as amended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, property condition (financial or otherwise), results of operations or prospects of the Guarantor and the Consolidated Subsidiaries taken as a whole, (ii) the ability of the Guarantor and the Consolidated Subsidiaries to perform their obligations under the Investment Agreement and the other Operative Documents, (iii) rights and remedies of the Funding Parties under the Operative Documents, or the ability of the Company or the Guarantor to perform its obligations under the Operative Documents to which it is a party, (iv) the legality, validity or enforceability of any Operative Document, or (v) the use, occupancy, possession, condition, value or operation of the Facility.

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“Material Subsidiary” means any Subsidiary which meets or exceeds any of the following conditions:

(i)                                     the Guarantor’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed ten percent (10%) of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(ii)                                  the Guarantor’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds ten percent (10%) of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(iii)                               the Guarantor’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds ten percent (10%) of such income of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

“Maturity Date” means the earlier to occur of (i) the Option Date, (ii) the Cancellation Date, and (iii) the Lease Termination Date.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means a “multiemployer plan” as set forth in Section 3(37) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

“Non-Recourse Amount” means an amount equal to twelve and eight-tenths percent (12.8%) of the Facility Cost.

“Non-U.S. Domestic Participant” has the meaning set forth in Section 4.06(b) of the Investment Agreement.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operative Documents” means collectively, the Investment Agreement, the Lease, the Guaranty, the Third Master Assignment and Acceptance, the Fourth Master Assignment and Acceptance, the Security Instrument and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Company or the Guarantor in connection with the Investment Agreement or the other Operative Documents, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

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“Option Date” has the meaning set forth in Section 15(c) of the Lease.

“Original Agency Agreement” means that certain Acquisition, Agency, Indemnity and Support Agreement, dated as of February 1, 2000, between Company and WCI, as Acquisition/Construction Agent, as the same has been amended, supplemented or otherwise modified from time to time prior to the date hereof.

“Original Ground Lease” means that certain Ground Lease dated as of February 1, 2000, between the Company and WCI, as the same has been assigned to Lessor and as the same has been amended and restated, pursuant to that certain Amended and Restated Ground Lease dated as of January 11, 2007.

“Original Guaranty Agreement” means that certain Guaranty dated as of February 1, 2000 executed and delivered by Guarantor in favor of WCI (for the ratable benefit of the Lease Participants), as the same was amended and restated pursuant to that certain Second Amendment and Restatement of Guaranty made as of January 11, 2007.

“Original Investment Agreement” means that certain Investment and Participation Agreement dated as of February 1, 2000, by and among the Company, WCI and each of the “Lease Participants” party thereto, as the same was amended and restated pursuant to that certain Second Amendment and Restatement of Investment and Participation Agreement dated as of January 11, 2007.

“Original Lease Agreement” means that certain Lease Agreement dated as of February 1, 2000, by and between the Company and WCI, as the same has been assigned to Lessor and amended and restated pursuant to that certain Amended and Restated Lease Agreement, dated January 11, 2007, between the Lessor and the Company.

“Original Lease Documents” means the Original Investment Agreement, the Original Ground Lease, the Original Lease Agreement, the Original Guaranty Agreement, and all other documents, instruments, and agreements entered into in connection with or pursuant to any of the foregoing before the Restatement Closing Date.

“Other Taxes” means all taxes (other than Taxes), assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) and all recording fees and other charges (including penalties and interest) relating to or arising out of (i) the execution, delivery, recording or enforcement of any of the Operative Documents, whether for the amounts evidenced, secured or referred to be paid thereby, or otherwise, (ii) to the ownership, use, operation or transfer of the Facility or any other Property or (iii) any other event or circumstance, including without limitation, transfer taxes, documentary stamp taxes, intangible taxes, recording fees and sales, use and rent taxes.

“Other Transaction Expenses” has the meaning set forth in Section 3.05(a)(i) of the Investment Agreement.

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“Ownership Certificate” has the meaning set forth in Section 2.01(b) of the Investment Agreement.

“Ownership Interests” means A Percentage Ownership Interests or B Percentage Ownership Interests, as applicable.

“Parcel Wall Agreement” has the meaning set forth in Section 7.02(b) of the Investment Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Percentage Share” means as to any Lease Participant or the Lessor, its A Percentage Share or the B Percentage Share, as applicable.

“Performance Pricing Determination Date” means each date on which the Debt Rating changes.

“Permit” means any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

“Permitted Insurers” means insurers with ratings of A or better and Class VIII or better according to Best’s Insurance Reports, or other insurers acceptable to the Lessor.

“Permitted Liens” means:

(i)                                     with respect to the Lease or the Facility (including without limitation, the Site) or any Property included in or comprising the Facility or any portion thereof, any of the following:

(a)                                 rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Facility to (A) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (B) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Facility;

(b)                                 any Liens thereon for Impositions or taxes and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (A) are not overdue, or (B) are being contested in good faith in the manner described in Section 13 of the Lease;

(c)                                  rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use the Facility in any manner;

(d)                                 in the case of the Site, encumbrances, easements, and other similar rights existing on the Restatement Closing Date the existence or exercise of which do not have a Material Adverse Effect; and

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(e)                                  any Liens created under the Operative Documents and any financing statements filed in connection therewith; and

(ii)                                  with respect to any other Property, any of the following:

(a)                                 Liens existing on the Restatement Closing Date securing Indebtedness outstanding on the Restatement Closing Date in an aggregate principal amount with respect to Indebtedness for borrowed money and capital leases not exceeding $3,000,000;

(b)                                 any Lien existing on any asset of any (A) corporation or partnership at the time such corporation or such partnership becomes a Consolidated Subsidiary, or (B) Subsidiary at the time it becomes a Subsidiary, and in either case not created in contemplation of such event;

(c)                                  any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of constructing such asset, provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the completion of construction thereof;

(d)                                 any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or the Guarantor or a Consolidated Subsidiary and not created in contemplation of such event;

(e)                                  any Lien existing on any asset prior to the acquisition thereof by the Guarantor, the Company or another Consolidated Subsidiary and not created in contemplation of such acquisition;

(f)                                   Liens securing Indebtedness owing by any Subsidiary to the Guarantor or the Company;

(g)                                  any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this subsection (ii), provided that (A) such Indebtedness is not secured by any additional assets, and (B) the amount of such Indebtedness secured by any such Lien is not increased;

(h)                                 Liens incidental to the conduct of the business of the Guarantor, the Company or any of the Subsidiaries  or the ownership of their respective assets which (A) do not secure Indebtedness and (B) do not in the aggregate materially detract from the value of their respective assets or materially impair the use thereof in the operation of their respective businesses;

(i)                                     any Lien on Margin Stock;

(j)                                    Liens for Impositions or Taxes either not yet delinquent or which are being contested in good faith by appropriate proceedings;

(k)                                 Liens not securing Indebtedness which are created by or relate to any legal proceedings which at the time are being contested in good faith by appropriate proceedings;

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(l)                                     any other statutory or inchoate Lien securing amounts other than Indebtedness which are not delinquent; and

(m)                             Liens not otherwise permitted by the foregoing paragraphs of this subsection (ii) securing Indebtedness and other obligations in an aggregate principal amount at any time outstanding not to exceed fifteen (15%) of Adjusted Consolidated Net Worth.

“Permitted Use” has the meaning set forth in Section 6 of the Lease.

“Person” means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

“Pricing Schedule” means the Pricing Schedule attached as Schedule 1.01(b) to the Investment Agreement.

“Prime Rate” means that rate of interest so denominated and set by the Administrative Agent from time to time as an interest rate basis for borrowings.  The Prime Rate is but one of several interest rate bases used by Administrative Agent, and is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

“Purchase Closing Date” has the meaning set forth in Section 15(e) of the Lease.

“Purchase Price” means at any time of determination, an amount equal to the sum, as of the purchase date of (i) the aggregate amount of the Unrecovered Lessor Investments attributable to the A Percentage Lessor Investments, plus (ii) all accrued but unpaid A Percentage Yield through the end of the Lease Term, plus (iii) the aggregate amount of the Unrecovered Lessor Investments attributable to the B Percentage Lessor Investments, plus (iv) all accrued but unpaid B Percentage Yield through the end of the Lease Term, plus (v) all accrued, unpaid Supplemental Rent through the end of the Lease Term, plus (iv) all other amounts owing by the Company under the Operative Documents.

“Real Property” has the meaning set forth in Section 27(b) of the Lease.

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“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder thereof) to be mandatorily redeemed for cash at any time prior to the Maturity Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date.

“Register” has the meaning set forth in Section 11.06(e) of the Investment Agreement.

“Regulation A” means Regulation A of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Related Contract” means any agreement, contract, bill of sale, receipt or Vendor’s warranty relating to or for the purchase, acquisition, design, engineering, testing, manufacture, renovation, assembly, construction or installation of the Facility or any portion thereof or the provision of enhancements and improvements to the Facility, or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of the Facility, made, entered into or received by the Company, as Lessee under the Lease or as Lessor’s agent, or by the Guarantor or the Company and assigned to the Lessor pursuant to the Original Agency Agreement or other Operative Document, with or from one or more Vendors or other Persons.

“Rent” means Basic Rent, Supplemental Rent and the Final Rent Payment, collectively.

“Rent Payment Date” means, with respect to Basic Rent for the first Rental Period, the Restatement Closing Date, and with respect to all other Rental Periods, it means the first day of each month following the month in which the applicable Rental Period occurs.

“Rental Period” means with respect to Basic Rent, the period beginning on the first day of a month and ending on the next earlier of the last day of such month or on the Lease Termination Date, provided however, the first Rental Period with respect to Basic Rent shall be the period beginning on the Lease Commencement Date and ending on the last day of the month in which the Restatement Closing Date occurs.

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“Reported Net Income” means for any period, the Net Income of the Guarantor and the Consolidated Subsidiaries determined on a consolidated basis.

“Restatement Closing Date” means December 19, 2013.

“Restricted Payment” means (i) any dividend or other distribution on any shares of the Guarantor’s Capital Stock (except dividends payable solely in shares of its Capital Stock or additional rights to acquire its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Guarantor’s Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Guarantor’s Capital Stock.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (ii) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (iii) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (iv) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (v) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country, or (c) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Corporation, together with its successors.

“SAP” means with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) from time to time in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

“Scheduled Lease Termination Date” means the date that is five (5) years after the Lease Commencement Date.

“Secured Amount” has the meaning set forth in Section 26(b) of the Lease.

“Secured Party” has the meaning set forth in Section 26(a)(iv) of the Lease.

“Security Instruments” means collectively, the Lease and any and all agreements or instruments, including, without limitation, financing statements, now or hereafter executed and delivered by the Company as security for the payment or performance of the Secured Amount, as

24

such agreements or instruments may be amended, supplemented or otherwise modified from time to time.

“Short-Term Indebtedness” means all Indebtedness that by its terms matures within one year from, and that is not renewable at the option of the obligor to a date later than one year after, the date such Indebtedness was incurred.  Any Indebtedness which is extended or renewed (other than pursuant to the option of the obligor) shall be deemed to have been incurred at the date of such extension or renewal.

“Significant Insurance Subsidiary” means any Material Subsidiary that is an Insurance Subsidiary.

“Site” means that certain real property located in Jefferson County, Alabama, described in greater detail on Exhibit A to the Investment Agreement and the Lease.

“Sublessee” has the meaning set forth in Section 21(c) of the Lease.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Guarantor.  A separate account established pursuant to SAP or any applicable insurance regulatory requirement shall be deemed not to be a Subsidiary.

“Supplemental Rent” has the meaning set forth in Section 3(c) of the Lease.

“Support Expenses” has the meaning set forth in Section 8.30(l).

“Surplus Note” means a promissory note executed by an Insurance Subsidiary to the Guarantor of the type generally described in the insurance industry as a “surplus note”, the principal amount of which is properly recorded by the issuer as an addition to capital and surplus rather than as a liability in accordance with SAP.

“Survey” means an ALTA-ACSM boundary survey of the Site and existing improvements in form and substance satisfactory to the Lessor, containing such certifications as the Lessor may request, and completed or certified as recently before the Restatement Closing Date as is satisfactory to the Lessor.

“Synthetic Lease Obligations” of a Person means the amount of the obligations of such Person under any lease that would not be shown as a liability, but would be treated as an operating lease, in accordance with GAAP, but which arise under a transaction in which the property subject to such lease is owned by the lessee for purposes of the Code.  Obligations under the Lease are Synthetic Lease Obligations.

“Taxes” has the meaning set forth in Section 4.06(a) of the Investment Agreement.

“Termination Event” has the meaning set forth in Section 15(a) of the Lease.

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“Termination Value” means at any time an amount equal to the sum of (i) the Final Rent Payment, plus (ii) the Unrecovered Lessor Investments attributable to the B Percentage Lessor Investments.

“Third Master Assignment and Acceptance” means that certain Master Assignment and Acceptance dated as of the Restatement Closing Date by and among the Lessor, the Administrative Agent, the Company, the Guarantor, SunTrust Bank, and Citibank, N.A., as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Third Party” means any Person other than (i) the Lessor, (ii) the Company, (iii) the Guarantor, or (iv) any Affiliate of any of the foregoing.

“Title Policy” means a policy of title insurance, including any endorsements deemed necessary by Lessor, issued to the Lessor insuring the leasehold interest of the Lessor in the Site and, in the event that the Lease is ever deemed to be a mortgage, as mortgagee of the Facility under the Lease.

“UCC” means the Uniform Commercial Code as in effect in the State of Alabama and any other jurisdiction whose laws may be mandatorily applicable.

“Unconsolidated Cash Inflow Available for Interest Expense” means for any period of calculation, the sum (without duplication) of (i) all amounts received by the Guarantor from the Subsidiaries during such period as (a) interest and principal on Indebtedness (including but not limited to Surplus Notes), provided however that interest and principal on Reserve Financing Notes purchased with the proceeds of senior notes of Guarantor which have been excluded from the definition of Indebtedness shall be excluded and (b) management fees (net of expenses incurred in providing the services for which such management fees were paid), (ii) all amounts that the Subsidiaries were permitted, under applicable laws and regulations, to distribute to the Guarantor during such period as dividends, whether or not so distributed, and (iii) other income of the Guarantor.

“Unrecovered Facility Cost” means, at any time, the sum of (i) the aggregate original Facility Cost, less (ii) the aggregate amount of any voluntary prepayments of Facility Cost and casualty and condemnation proceeds received by the Lessor.

“Unrecovered Lessor Investments” means at any time an amount equal to the Unrecovered Facility Cost at such time.

“Upfront Supplemental Rent” has the meaning set forth in Section 2.02(a) of the Investment Agreement.

“Vendor” means any designer, supplier, manufacturer or installer of, or provider of Property or services with respect to, the Facility or any Property included therein or any part thereof.

“Wholly Owned Subsidiary” means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Guarantor or one or more Wholly-Owned Subsidiaries of Guarantor, or (ii) any partnership, association,

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joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  .

“Yield” has the meaning given such term in Section 3.03(a) of the Investment Agreement.  Any unqualified reference to “Yield” shall mean a reference to A Percentage Yield or B Percentage Yield, or both, as the context shall require.

“Yield Period” means with respect to the Lessor Investments, each Rental Period; provided, however, that the duration of any Yield Period that commences before the Scheduled Lease Termination Date and would otherwise end after the Scheduled Lease Termination Date shall end on the Scheduled Lease Termination Date.

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SCHEDULE 1.01(b)

Pricing Schedule

The terms “Applicable Margin” means, for any day, the rate per annum set forth below corresponding to the Pricing Level that applies on such day:

Pricing Level	Level I	Level II	Level III	Level IV	Level V
Applicable Margin:

Adjusted LIBO Rate basis A & B Percentage Ownership Interests	1.0%	1.25%	1.375%	1.625%	1.875%

Adjusted LIBO Rate basis Lessor Equity Investment	2.0%	2.25%	2.375%	2.625%	2.875%

Base Rate A&B Percentage Ownership Interests	0.125%	.250%	.375%	.625%	.875%

Base Rate Lessor Equity Investment	1.125%	1.250%	1.375%	1.625%	1.875%

For purposes of this Pricing Schedule, the following terms have the following meanings:

“Level I Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to or better than A or A2.

“Level II Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to or better than A- or A3.

“Level III Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to or better than BBB+ or Baa1.

“Level IV Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to or better than BBB or Baa2.

“Level V Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was less than BBB or Baa2 or there is no applicable Debt Rating.

All determinations hereunder shall be made by the Lessor unless the Majority Funding Parties shall object to any such determination.  The Guarantor shall promptly notify the Lessor of any change in the Debt Rating as required in the Operative Documents.

SCHEDULE 1.01(c)

Limited Recourse Events of Default

1.                                      Any Event of Default under Section 9.01(b) is a Limited Recourse Event of Default to the extent such Event of Default occurred on account of any breach of any of the following representations and warranties (with certain exceptions as noted below; all Section references in this Schedule 1.01(c) are deemed to be references to the Investment Agreement, except to the extent otherwise expressly provided):

(a)                                 The second sentence of Section 7.01(a);

(b)                                 Section 7.01(b);

(c)                                  Section 7.01(d);

(d)                                 Section 7.01(e)(i);

(e)                                  Section 7.01(f);

(f)                                   Section 7.01(g), but only to the extent any breach does not relate to the payment of taxes relating to the Facility;

(g)                                  Section 7.01(h);

(h)                                 Section 7.01(i);

(i)                                     Section 7.01(j), but only to the extent such breach does not relate to (i) the Company’s title or interest in and to the Facility or (ii) Liens on the Site, the Facility, and any of the Collateral;

(j)                                    Section 7.01(k), but only to the extent such breach does not relate to any agreement, instrument or undertaking respecting the Facility or the operation or maintenance thereof;

(k)                                 Section 7.01(l), but only to the extent such breach does not relate to any information provided with respect to the Facility, the operation thereof, or the Company’s use or maintenance of the Facility;

(l)                                     Sections 7.01(m)(i), (ii), and (iii), but only to the extent such breach does not relate to the Facility; and

(m)                             Section 7.01(n); and

(n)                                 Any representation and warranty covered by Section 9.01(b) but which is not set forth in Section 7.01 of the Investment Agreement, but only to the extent such breach (i) does not relate to the Facility, the operation thereof, the Company’s use or maintenance thereof, or the enforceability of the Operative Documents and (ii) is not objectively determinable.

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2.                                      Any Event of Default under Section 9.01(c) or (d) is a Limited Recourse Event of Default to the extent such Event of Default occurred on account of any breach of any of the following covenants or agreements (with certain exceptions as noted below):

(a)                                 Section 8.08(b), but only to the extent such breach does not relate to laws, regulations and similar requirements of governmental authorities applicable to the Facility, the operation thereof, or the Company’s use or maintenance of the Facility;

(b)                                 The second sentence of Section 8.10, but only to the extent such breach does not relate to the maintenance and preservation of the Facility;

(c)                                  Section 8.11, but only to the extent such breach does not relate to Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and orders, and Environmental Releases concerning, in whole or in part, the Facility;

(d)                                 Section 8.12, but only to the extent such breach does not relate to the use, production, manufacture, processing, treatment, recycling, generation, storage, disposal of, or management at, or otherwise handling, or shipping or transporting to or from the Facility;

(e)                                  Section 8.13, but only to the extent such breach relates to an Environmental Release at or on the Facility;

(f)                                   Section 8.14; and

(g)                                  Any other covenant or agreement covered by Sections 9.01(c) or (d) but which is not set forth in Article VIII of the Investment Agreement, but only to the extent such breach (i) does not relate to the Facility, the operation thereof, the Company’s use or maintenance thereof, or the enforceability of the Operative Documents and (ii) is not objectively determinable.

3.                                      Any Event of Default under Section 9.01(n) is a Limited Recourse Event of Default.

All other Events of Default described in Section 9.01 of the Investment Agreement are not Limited Recourse Events of Default, even if the facts and circumstances giving rise to such Event of Default also cause such Event of Default to constitute, in part, a Limited Recourse Event of Default.

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SCHEDULE 2.01(a)

Lease Participant Investments

Lease Participant:	A Percentage Lessor Investment:	B Percentage Lessor Investment:

Wachovia Development Corporation	$0.00	$3,750,000.00
Wells Fargo Bank, National Association	$0.00	$21,250,000.00
SunTrust Bank	$25,000,000.00	$0.00
Citibank, N.A.	$25,000,000.00	$0.00

SCHEDULE 7.01(e)

Litigation

None.

SCHEDULE 7.01(h)

Subsidiaries

None.

SCHEDULE 7.01(m)

Environmental Matters

The Company installed an above-ground storage tank on February 19, 1999 that holds diesel fuel for generators used to power the Facility.